Exhibit 10.25

OFFICE LEASE

140 NEW MONTGOMERY STREET

STOCKBRIDGE 138 NEW MONTGOMERY LLC,

a Delaware limited liability company,

as Landlord,

and

YELP INC.,

a Delaware corporation,

as Tenant.

140 NEW MONTGOMERY STREET
[Yelp Inc.]

TABLE OF CONTENTS

		Page
ARTICLE 1	PREMISES, BUILDING, PROJECT, AND COMMON AREAS	4
ARTICLE 2	LEASE TERM; OPTION TERM; BENEFICIAL OCCUPANCY	7
ARTICLE 3	BASE RENT; ABATED BASE RENT	12
ARTICLE 4	ADDITIONAL RENT	12
ARTICLE 5	USE OF PREMISES	19
ARTICLE 6	SERVICES AND UTILITIES	20
ARTICLE 7	REPAIRS	22
ARTICLE 8	ADDITIONS AND ALTERATIONS	24
ARTICLE 9	COVENANT AGAINST LIENS	25
ARTICLE 10	INSURANCE	26
ARTICLE 11	DAMAGE AND DESTRUCTION	28
ARTICLE 12	NONWAIVER	29
ARTICLE 13	CONDEMNATION	30
ARTICLE 14	ASSIGNMENT AND SUBLETTING	30
ARTICLE 15	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	34
ARTICLE 16	HOLDING OVER	34
ARTICLE 17	ESTOPPEL CERTIFICATES	35
ARTICLE 18	SUBORDINATION	35
ARTICLE 19	DEFAULTS; REMEDIES	36
ARTICLE 20	COVENANT OF QUIET ENJOYMENT	38
ARTICLE 21	LETTER OF CREDIT	38
ARTICLE 22	ROOFTOP SATELLITE DISH	43
ARTICLE 23	SIGNS	44
ARTICLE 24	COMPLIANCE WITH LAW	45
ARTICLE 25	LATE CHARGES	45
ARTICLE 26	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	46
ARTICLE 27	ENTRY BY LANDLORD	46
ARTICLE 28	COMMUNICATIONS AND COMPUTER LINES	47
ARTICLE 29	MISCELLANEOUS PROVISIONS	47
The original of this Letter of Credit contains an embossed seal over the Authorized Signature		4

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	MARKET RENT ANALYSIS
G	FORM OF LETTER OF CREDIT
H	FORM OF SNDAA
I	TELECOMMUNICATIONS EQUIPMENT AREA

140 NEW MONTGOMERY STREET
(i)	[Yelp Inc.]

INDEX

Page(s)

Abatement Event	37
Advocate Arbitrators.	8
Alterations	24
Applicable Laws	45
Arbitration Agreement	8
Base Rent	12
Base Taxes	17
Base Year	12
BOMA	5
Briefs	9
Brokers	52
Building	4
Building Common Areas	4
Building Hours	20
Common Areas	4
Contemplated Effective Date	32
Contemplated Transfer Space	32
Cosmetic Alterations	24
Cost Pools	17
Delivery Date	5
Direct Expenses	12
Eligibility Period	37
Embargoed Person	54
Estimate	17
Estimate Statement	17
Estimated Excess	17
Excess	17
Expansion Exercise Notice	5
Expansion Rent	6
Expansion Space	5
Expense Year	13
Force Majeure	49
Holidays	20
HVAC	20
Identification Requirements	47
Intention to Transfer Notice	32
Landlord	1
Landlord Parties	26
Landlord Repair Notice	28
Landlord’s Initial Statement	9
Landlord’s Rebuttal Statement	9
L-C	38
L-C Amount	38
Lease	1
Lease Commencement Date	7
Lease Concessions	10
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	47
List	54
Market Rent	7
Market Rent,	7

140 NEW MONTGOMERY STREET
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Page(s)

Monthly Amortization Amount	10
Neutral Arbitrator	8
Nine Month Period	32
Notices	49
Objectionable Name	44
OFAC	54
Operating Expenses	13
Option Rent	7
Option Term	7
Option Term TI Allowance	1
Original Improvements	27
Original Tenant	5
Outside Agreement Date	8
Premises	4
Project	4
Proposition 13	16
Rebuttals	9
Renovations	53
rentable square feet	4
Ruling	9
Sign Specifications	44
Statement	17
Subject Space	30
Summary	1
Superior Holders	35
Tax Expenses	16
Tenant	1
Tenant Parties	26
Tenant Work Letter	4
Tenant’s Initial Statement	9
Tenant’s Rebuttal Statement	9
Tenant’s Security System	21
Tenant’s Share	17
Tenant’s Signage	44
Tenant’s Subleasing Costs	32
Termination Date	10
Termination Fee	10
Termination Notice	10
Transfer Notice	30
Transferee	30
Unamortized Value as of the Termination Date	10
usable square feet	4

140 NEW MONTGOMERY STREET
(iii)	[Yelp Inc.]

140 NEW MONTGOMERY STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company (“Landlord”), and YELP INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	May 9, 2012

2. Premises (Article 1).

2.1 Building:	140 New Montgomery Street San Francisco, California 94105 containing 295,902 rentable square feet of space

2.2 Premises:	A total of 98,144 rentable square feet of space consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor of the Building and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor of the Building and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire 7th floor of the Building and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor of the Building and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor of the Building and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor of the Building and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor of the Building and more commonly known as Suite 1100; and (viii) 12,268 rentable square feet of space consisting of the entire 12th floor of the Building and more commonly known as Suite 1200, as further set forth in Exhibit A to the Office Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	Eight (8) years.

3.2 Lease Commencement Date:	October 1, 2013

3.3 Lease Expiration Date:	September 30, 2021

140 NEW MONTGOMERY STREET
[Yelp Inc.]

4.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Annual Rental Rate per Rentable Square Foot
1	$5,299,776.00	$441,648.00	$54.00
2	$5,458,769.28	$454,897.44	$55.62
3	$5,622,532.36	$468,544.36	$57.29
4	$5,791,208.33	$482,600.69	$59.01
5	$5,964,944.58	$497,078.71	$60.78
6	$6,143,892.92	$511,991.08	$62.60
7	$6,328,209.70	$527,350.81	$64.48
8	$6,518,056.00	$543,171.33	$66.41

5. Base Year (Article 4):	Calendar year 2014.

6. Tenant’s Share (Article 4):	Approximately 33.17%.

7. Permitted Use (Article 5):	General office use and business oriented events that are consistent with a first-class office building.

8. Initial Letter of Credit (Article 21):	$3,974,832.00.

10. Address of Tenant (Section 29.18):	Prior to Lease Commencement Date: Yelp Inc. 706 Mission Street San Francisco, CA 94103 Attention: John Lieu And

140 NEW MONTGOMERY STREET
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Yelp Inc.

706 Mission Street

San Francisco, CA 94103

Attention: General Counsel

After Lease Commencement Date:

Yelp Inc.

140 New Montgomery Street, Suite 1200

San Francisco, California 94105

Attention: John Lieu

And

Yelp Inc.

140 New Montgomery Street, Suite 1200

San Francisco, California 94105

Attention: General Counsel

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24):	CAC Group, Inc. 255 California Street, 2nd Floor San Francisco, California 94111 And CBRE, Inc. 101 California Street, 44th Floor San Francisco, California 94111

13. Tenant Improvement Allowance (Exhibit B):	$5,888,640.00 (i.e., $60.00 per rentable square foot of the Premises multiplied by 98,144 rentable square feet).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project currently known as “140 New Montgomery Street.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (collectively, “Additional Property”); provided, however, the addition of any such Additional Property shall not increase the Base Rent payable by Tenant under the terms of this Lease or otherwise increase Tenants’ obligations (including Tenant’s obligations to pay Additional Rent) or reduce Tenant’s rights under this Lease or interfere with Tenant’s access to and/or use of the Premises.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings,” as that term is defined in Section 4 of Exhibit F, attached hereto) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time; provided, however, Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building, and provided further that Tenant’s access to and use of the Premises for the Permitted Use is not materially affected. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, the “usable square feet” and “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to Office Buildings: Methods of Measurement and Calculating Rentable Area – 2010, and its accompanying guidelines

140 NEW MONTGOMERY STREET
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(“BOMA”), as interpreted for the Building by Landlord’s architect. Notwithstanding the foregoing, Landlord and Tenant hereby stipulate and agree that (i) the rentable area of the Building is as set forth in Section 2.1 of the Summary, and (ii) the rentable area of the Premises is as set forth in Section 2.2 of the Summary.

1.3 Expansion Space. Landlord hereby grants to the originally named Tenant herein (“Original Tenant“), and any “Permitted Transferee,” as that term is defined in Section 14.8 of this Lease, below, the right to lease additional space in the Building upon the terms and conditions set forth in this Section 1.3 and this Lease.

1.3.1 Expansion Space/Delivery Periods. Original Tenant and any Permitted Transferee only (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease) shall have the right to lease the “Expansion Space,” as that term is defined below, at the times set forth in this Section 1.3.1, and in the manner as set forth in this Section 1.3. The term “Expansion Space,” as used in this Lease, shall refer, individually or collectively, as the context may require, to “Expansion Space 1,” “Expansion Space 2,” and “Expansion Space 3,” respectively, as those terms are defined below. The date upon which Landlord shall deliver any Expansion Space to Tenant shall be referred to as the “Delivery Date.”

Expansion Space	Delivery Date

A. 12,268 rentable square feet of space consisting of the entire 4th floor of the Building and more commonly known as Suite 400 (“Expansion Space 1”).	October 1, 2014

B. 12,268 rentable square feet of space consisting of the entire 3rd floor of the Building and more commonly known as Suite 300 (“Expansion Space 2”); provided, however, if Tenant does not exercise its right to lease Expansion Space 1 pursuant to the terms of this Section 1.3, then Expansion Space 2 shall be, in lieu of the third (3rd) floor of the Building, the entire fourth (4th) floor of the Building as more specifically described above as Expansion Space 1.	October 1, 2015

C. 12,268 rentable square feet of space consisting of the entire 2nd floor of the Building and more commonly known as Suite 200 (“Expansion Space 3”); provided, however, if Tenant does not exercise its right to lease Expansion Space 1 and/or Expansion Space 2, pursuant to the terms of this Section 1.3 or 1.4, above, as applicable, then, at Landlord’s option, Expansion Space 3 may, in lieu of the second (2nd) floor of the Building, be either (i) the entire fourth (4th) floor of the Building as more specifically described above as Expansion Space 1, or (ii) the entire third (3rd) floor of the Building as more specifically described above as Expansion Space 2.	The fifth (5th) anniversary of the Lease Commencement Date

1.3.2 Method of Exercise. If Tenant desires to exercise Tenant’s option to lease an Expansion Space, then Tenant shall exercise such option by delivering written notice thereof to Landlord (an “Expansion Exercise Notice“) on or before the date which is (i) twelve (12) months prior to the Delivery Date with respect to Expansion Space 1 and Expansion Space 3, and (ii) eighteen (18) months prior to the Delivery Date with respect to Expansion Space 2.

1.3.3 Delivery of Expansion Space.

1.3.3.1 Delivery During the Delivery Period. Landlord shall deliver Expansion Space to Tenant on the Delivery Date applicable to such Expansion Space.

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1.3.3.2 Delivery of Expansion Space 3. Tenant hereby acknowledges that Landlord shall have the right to lease Expansion Space 3 to a third party Tenant as long as such lease is not scheduled to expire after the Delivery Date applicable to Expansion Space 3. If Landlord is unable to deliver possession of the Expansion Space 3 to Tenant on the applicable Delivery Date because a then-existing tenant is holding over is such space, then, provided, Landlord uses commercially reasonable efforts to evict such holdover tenant in a timely manner, Landlord shall not be subject to any liability for its failure to deliver the Expansion Space 3 to Tenant on the applicable Delivery Date, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, if Landlord is unable to deliver the Expansion Space 3 to Tenant on or before the date that occurs ninety (90) days following the fifth (5th) anniversary of the Lease Commencement Date (the “Expansion Space 3 Outside Date”), then Tenant shall receive one (1) day of rent abatement with respect to Expansion Space 3 for each day that occurs after the Expansion Space 3 Outside Date and before the date Landlord delivers the Expansion Space 3 to Tenant.

1.3.4 Expansion Rent. The annual “Base Rent,” as that term is defined in Section 3.1 of this Lease, payable by Tenant for Expansion Space leased by Tenant (the “Expansion Rent“) shall be equal to (i) $51.50 with respect to Expansion Space 1, (ii) $53.05 with respect to Expansion Space 2, and (iii) $57.96 with respect to Expansion Space 3. The foregoing Base Rent amounts shall be increased by three percent (3%) on each anniversary of the “Expansion Space Commencement Date,” as that term is defined in Section 1.3.6 of this Lease, below, as applicable to each such Expansion Space. With respect to each Expansion Space leased by Tenant, Tenant shall also pay to Landlord Tenant’s Share of Direct Expenses pursuant to Article 4 of the Lease; provided that (a) Tenant’s Share with respect to each such Expansion Space shall be a percentage, which percentage shall be equal to a fraction, the numerator of which is the rentable square feet of the applicable Expansion Space and the denominator of which is the rentable square feet of the Building, and (b) the Base Year with respect to each such Expansion Space shall be calendar year in which Landlord delivers each such Expansion Space to Tenant. In addition, in the event that Tenant exercises its right to lease particular Expansion Space, then (x) the “L-C Amount,” as that term is defined in Article 21 of this Lease, below, shall thereafter be increased by an amount equal to the product of (A) an amount equal to $40.50 for each rentable square foot in the applicable Expansion Premises, and (B) a percentage, which may be expressed as a fraction, the numerator of which shall be the number of Base Rent payments Tenant shall be required to make during the initial Lease Term with respect to the Expansion Premises, and denominator of which shall be ninety-six (96), and (y) Tenant shall deliver to Landlord, concurrently with Tenant’s execution of the applicable amendment to this Lease with respect to such Expansion Space, an additional L-C which, when combined with the L-C then being held by Landlord totals the full L-C Amount then required under Article 21 and this Section 1.3.

1.3.5 Construction in Expansion Space. Tenant shall accept the Expansion Space in its then existing “as is” condition. The construction of improvements in the Expansion Space shall comply with the terms of Article 8, below; provided, however, with respect to Expansion Space 1 and Expansion Space 2, (A) the delivery condition of the Expansion Space shall be consistent with the delivery condition of the Premises, as set forth in Section 1.2.2 of the Tenant Work Letter, subject to any changes required by Applicable Law, and (B) Tenant shall receive an improvement allowance (which shall be disbursed by Landlord pursuant to Landlord’s normal disbursement process for the Building), in an amount equal to the product of (i) $60.00, and (ii) a fraction, the numerator of which shall be the number of monthly Base Rent payments to be made by Tenant with respect to the Expansion Space 1 and Expansion Space 2 during the initial Lease Term, and the denominator of which shall be ninety-six (96). Expansion Space 3 shall be delivered to Tenant in its then-existing “as is” condition and Tenant shall not receive an improvement allowance with respect to Expansion Space 3; provided, however, the Expansion Space 3 shall be delivered with an HVAC room, which HVAC room shall include an air handling unit, consistent with the existing HVAC room and air handling unit.

1.3.6 Amendment to Lease. If Tenant timely exercises its right to lease Expansion Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment adding such Expansion Space to this Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 1.3, and provided that the terms of the Tenant Work Letter (except with respect to the delivery condition, as set forth in Section 1.3.5, above), and Section 3.2 of this Lease shall not apply with respect to the Expansion Space. The rentable square footage of such Expansion Space shall be as set forth in Section 1.3.1, above. Tenant shall commence payment of the Expansion Rent to Landlord and the term of the Expansion Space shall commence upon that date (the “Expansion Space Commencement Date”) upon which Landlord delivers the Expansion Space to Tenant. The lease term of the Expansion Space shall expire on the Lease Expiration Date.

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1.3.7 No Defaults. The rights contained in this Section 1.3 shall be personal to Original Tenant and any Permitted Transferee, may only be exercised by Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or Transferee, of Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant or Permitted Transferee, as the case may be, occupies at least seventy-five percent (75%) of the Premises. Tenant shall not have the right to lease Expansion Space as provided in this Section 1.3 if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, an “Option Nullification Default,” as that term is defined below, has occurred under this Lease and such default then remains uncured. As used in this Lease, an “Option Nullification Default” shall mean (A) Tenant is in monetary default under the terms of this Lease, beyond any applicable period of notice and cure expressly set forth in this Lease, or (B) Tenant is in material non-monetary default under this Lease, beyond any applicable period of notice and cure expressly set forth in this Lease.

ARTICLE 2

LEASE TERM; OPTION TERM; BENEFICIAL OCCUPANCY

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. Subject to the terms of Section 2.5, below, if Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days of receipt thereof.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant, one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”). The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 2.2.3, below, provided that, as of the date of delivery of such notice, an Option Nullification Default has not occurred under this Lease and then remains uncured. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term, an Option Nullification Default has not occurred under this Lease and then remains uncured, the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee or sublessee or Transferee of Tenant’s interest in this Lease) if the Original Tenant or a Permitted Transferee, as the case may be, occupies at least seventy-five percent (75%) of the Premises. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2.2, then the option to extend granted to Tenant pursuant to the terms of this Section 2.2 shall automatically terminate and shall be of no further force or effect.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Market Rent,” as that term is defined in Exhibit F, attached hereto, as such Market Rent is determined pursuant to Exhibit F, attached hereto. The calculation of the “Market Rent” shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit F, and, thereafter, the Market Rent shall be stated as a “Net Equivalent Lease Rate” for the Option Term.

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord shall, within thirty (30) days following Landlord’s receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring thirty (30)

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days after Tenant’s receipt of the Option Rent Notice, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice. If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice, then Tenant shall be deemed to have accepted the Option Rent set forth in the Option Rent Notice.

2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the “Outside Agreement Date“), then the Option Rent shall be determined by arbitration as required pursuant to the terms of this Section 2.2.4, and each party shall thereafter make a separate determination of the Option Rent, within five (5) business days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser or a real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.” The Advocate Arbitrators shall submit their determinations of Market Rent to both parties within fifteen (15) days after their selection. If the difference between the Market Rents submitted by the two (2) Advocate Arbitrators, based on the aggregate economic payments during the Option Term, as reasonably estimated using the “Net Equivalent Lease Rate” approach set forth on Exhibit F in order to allow an apples-to-apples comparison of the two submitted Market Rents, is five percent (5%) or less of the higher Net Equivalent Lease Rate, then the average between the two (2) determinations shall be the Option Rent for the Premises.

2.2.4.2 If the difference between the Market Rents submitted by the two (2) Advocate Arbitrators is greater than five percent (5%) (based on the Market Rent comparison method set forth in Section 2.2.4.1, above), then the two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3 Within ten (10) business days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

2.2.4.3.1 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

2.2.4.3.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.4.3.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

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2.2.4.3.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

2.2.4.3.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “Rebuttals”); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

2.2.4.3.6 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

2.2.4.3.8 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.4.3.9 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

2.2.4.3.10 The specific persons that shall be allowed to attend the arbitration;

2.2.4.3.11 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Tenant’s Initial Statement”);

2.2.4.3.12 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Landlord’s Initial Statement”);

2.2.4.3.13 Following Landlord’s Initial Statement, Tenant shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);

2.2.4.3.14 Following Tenant’s Rebuttal Statement, Landlord shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant (“Landlord’s Rebuttal Statement”);

2.2.4.3.15 That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent;

2.2.4.3.16 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

2.2.4.3.17 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

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2.2.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

2.3 Beneficial Occupancy. Tenant shall have the right to occupy the Premises prior to the Lease Commencement Date, provided that (A) Tenant shall give Landlord at least ten (10) days’ prior notice of any such occupancy of the Premises, (B) a temporary certificate of occupancy, or its equivalent, shall have been issued by the appropriate governmental authorities for the Premises, and (C) all of the terms and conditions of the Lease shall apply, other than Tenant’s obligation to pay “Base Rent,” as that term is defined in Article 3 below, and “Tenant’s Share” of the “Direct Expenses,” as those terms are defined in Article 4, below, as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of the second sentence of Section 2.1).

2.4 Partial Termination Right.

2.4.1 Exercise of Partial Termination Right. Tenant shall have the right to terminate and cancel this Lease, effective anytime after fifth (5th) Lease Year, with respect to either (A) one (1) entire floor of the Premises, which must be either the highest floor leased by Tenant in the Building or the lowest floor leased by Tenant in the Building, or (B) two (2) contiguous entire floors of the Premises, one of which must be either the highest floor leased by Tenant in the Building or the lowest floor leased by Tenant in the Building (as applicable, the “Terminated Space”), provided that, not later than twelve (12) months prior to the “Termination Date,” as that term is defined below, Landlord receives written notice from Tenant (the “Termination Notice”) that Tenant intends to terminate this Lease pursuant to the terms of this Section 2.4, which Termination Notice shall set forth the Terminated Space and the date upon which this Lease shall terminate (the “Termination Date”) with respect to the Terminated Space, which Termination Date shall in no event occur prior to the end of the fifth (5th) Lease Year. Upon Tenant’s delivery of the Termination Notice to Landlord, all of Tenant’s rights under Section 1.3 (with respect to the Expansion Space), shall automatically terminate and be of no further force. On or before the Termination Date, Tenant shall pay to Landlord cash in the amount of the “Termination Fee,” as that term is defined below, as consideration for such early termination of the Terminated Space. As used in this Lease, the “Termination Fee” shall equal to the sum of (1) the aggregate amount of “Base Rent,” as that term is defined in Article 3, below, which would otherwise be due and owing by Tenant (as if this Lease had not been terminated by Tenant pursuant to this Section 2.4) for the for the three (3) calendar month immediately following the Termination Date, and (2) the “Unamortized Value as of the Termination Date,” as that term is defined below, of the “Lease Concessions,” as that term is defined below, with respect to the Terminated Space. If Tenant fails to pay the Termination Fee to Landlord on or before the Termination Date, then Landlord may deliver written notice of such failure to Tenant, and if Tenant fails to pay the Termination Fee to Landlord within five (5) business days following Tenant’s receipt of such notice from Landlord, then, at Landlord’s option, the Termination Notice shall be null and void and of no force or effect. As used in this Lease, the “Lease Concessions” shall be equal to the sum of: (A) the amount of the Tenant Improvement Allowance expended by Landlord in connection with the Terminated Space and not reimbursed by Tenant; and (B) the amount of all real estate commissions paid to Tenant or any broker or brokerage company in connection with the Terminated Space. As used in this Lease, the “Unamortized Value as of the Termination Date” of the applicable Lease Concessions shall be equal to the present value as of the Termination Date of the right to receive an annuity of monthly payments equal to the applicable “Monthly Amortization Amount,” as determined below, on the first day of each month for the remaining Lease Term following the Termination Date, such present value to be determined using a discount factor equal to the future value interest factor described in item (2), below. As used in this Lease, the “Monthly Amortization Amount” shall be determined in connection with the calculation of a missing component of an annuity, using: (1) the amount of the applicable Lease Concessions as the present value of such annuity; (2) the “Interest Rate,” as that term is defined in Article 25 of this Lease, below, as the future value interest factor; (3) the number of months in the Lease Term as the number of monthly payments of the annuity; and (4) the Monthly Amortization Amount (the missing component) as the monthly payment amount under the annuity.

2.4.2 Termination of Lease. Provided that Tenant timely elects to terminate this Lease with respect to the Terminated Space in accordance with Section 2.4.1, above, this Lease shall automatically terminate and be of no further force or effect with respect to the Terminated Space, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, with respect to the Terminated Space, except with

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respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease. The termination right contained in this Section 2.4 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by Original Tenant or a Permitted Transferee (and not by any other assignee, sublessee or Transferee) if Original Tenant or Permitted Transferee, as the case may be, occupies the entire Premises.

2.4.3 No Tenant Default. Notwithstanding anything to the contrary contained in this Section 2.4, Tenant shall have no right to exercise the termination right set forth in this Section 2.4 if (i) an Option Nullification Default has occurred under this Lease and remains uncured as of the date of Tenant’s delivery to Landlord of the Termination Notice or, at Landlord’s option, at any time prior to the Termination Date, or (ii)Tenant has exercised its right to extend the Lease pursuant to Section 2.2, above. If an Option Nullification Default occurs under this Lease following Tenant’s delivery to Landlord of the Termination Notice but prior to the Termination Date, then, at Landlord’s option, the Termination Notice shall be null and void and of no further force or effect.

2.5 Late Delivery of Premises. Landlord shall use commercially reasonable, good faith efforts to cause the “TI Commencement Delivery Date,” as that term is defined in Section 1.2.3 of the Tenant Work Letter, to occur on or before March 1, 2013. In the event (i) Landlord is unable to cause the TI Commencement Delivery Date to occur on or before June 1, 2013, (ii) as a result of such failure, and despite Tenant’s good faith commercially reasonable efforts to manage the construction of the Tenant Improvements as quickly and efficiently as reasonably possible, Landlord is unable to substantially complete the Tenant Improvements on or before October 1, 2013, (iii) as a result of such failure, Tenant is forced to holdover in the space under Tenant’s existing lease at 706 Mission Street, San Francisco (the “Existing Lease”), and (iv) provided that Tenant reasonably cooperates with Landlord and, in good faith, diligently pursues all commercially reasonable actions required of Tenant in order to avoid any such holdover, then (1) the Lease Commencement Date and Lease Expiration Date shall each be delayed by one day for each day that occurs after October 1, 2013 and before the date Landlord delivers the Premises to Tenant, and (2) Landlord shall pay to Tenant the increase in monthly “Base Rent” actually paid by Tenant under the Existing Lease after October 1, 2013, over the amount of monthly Base Rent paid by Tenant immediately preceding October 1, 2013, for the period commencing on October 1, 2013, and continuing through the earlier to occur of (A) the substantial completion of the Tenant Improvements, (B) the date which is reasonably determined by Landlord to be the date that the Tenant Improvements should have been substantially completed assuming Tenant’s “Project Manager,” as that term is defined in Section 4.1.2 of the Tenant Work Letter, had used reasonable due diligence in connection therewith, (C) the date that occurs that number of days after October 1, 2013 as is equal to the number of days after June 1, 2013 that Landlord delivered the Premises to Tenant, and (D) the date Tenant ceases any such holdover (as applicable, the “Holdover Period”). Landlord shall make such payments to Tenant on a monthly basis. Tenant hereby represents to Landlord that, pursuant to the terms and conditions of the Existing Lease, which document shall govern the rent paid by Tenant for the 706 Mission Street premises during any such Holdover Period, the Base Rent to be paid by Tenant for the 706 Mission Street premises during any such Holdover Period shall be equal to (x) without the Existing Lease’s landlord’s consent, a monthly rate equal to two hundred percent (200%) of the Base Rent in effect immediately prior to the Holdover Period, or (y) with the Existing Lease’s landlord’s consent, a monthly rate equal to one hundred fifty percent (150%), of the greater of (a) the Base Rent applicable during the last rental period immediately prior to the Holdover Period, or (b) the fair market rental rate for the 706 Mission Street premises as of the commencement of such Holdover Period. Notwithstanding anything set forth in this Section 2.5 to the contrary, in no event shall Landlord be liable to Tenant pursuant to the terms of this Section 2.5 in an amount exceeding the incremental increase in Base Rent during any such Holdover Period, as determined pursuant to the foregoing formula (the “Holdover Cap”); provided, however, Landlord and Tenant shall reasonably cooperate in good faith in connection with the determination of the fair market rental rate for the 706 Mission Street premises during the Holdover Period. Notwithstanding the foregoing, if Landlord delivers written notice to Tenant on or before May 1, 2013 informing Tenant that Landlord will be unable to deliver the Premises to Tenant on or before June 1, 2013, and such notice sets forth Landlord’s reasonable estimate of the date upon which Landlord shall deliver the Premises to Tenant (the period between October 1, 2013 and the reasonably estimated delivery date to be known as the “Estimated Holdover Period”), then Tenant shall use commercially reasonable efforts (which efforts will not include the requirement that Tenant pay any sums, other than the applicable holdover amount, to the 706 Mission Landlord) to negotiate an extension of the term of the Existing Lease and shall use its good faith efforts to minimize the amount of any increase in rent paid by Tenant during any such Estimated Holdover Period; including, without limitation, obtaining the consent of the landlord under the Existing Lease to such holdover by Tenant.

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ARTICLE 3

BASE RENT; ABATED BASE RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or by Automated Clearing House (“ACH”) or other means mutually agreed upon by the parties, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Subject to the terms of Section 2.5 of the Tenant Work Letter, and provided that an Option Nullification Default has not occurred under this Lease, then during the first (1st), second (2nd), third (3rd), fourth (4th), thirteenth (13th) and thirty-seventh (37th) full calendar months of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent or Direct Expenses otherwise attributable to the Premises (the “Rent Abatement”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If an Option Nullification Default shall occur under this Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent and Direct Expenses for the Premises in full.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.6 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses,” as that term is defined in Section 4.2.4 below, and “Tax Expenses,” as that term is defined in Section 4.2.5.1 below.

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4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement (except as otherwise excluded, below), restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (excluding electrical cost that are either metered, sub-metered, or estimated by Landlord, and which relate to lighting or incidental use in spaces occupied by tenants in the Building), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation (but excluding the cost to operate the above-ground parking garage located adjacent to the Building, which is owned by Landlord or an affiliate of Landlord), repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, including as relating to any business improvement district; (x) operation, repair and maintenance of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over a period of time consistent with sound real estate management and accounting principles, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with conservation programs which are first effective after the date of this Lease, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation which is first enacted, or first interpreted to be applicable to the Project, after the date of this Lease; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over a period of time consistent with sound real estate management and accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

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(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment and depreciation on the Building or Project or any Common Areas;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss, or fines or penalties due to violation of law unless directly related to Tenant’s use of the Building or the Project;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes or negotiations between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (l), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

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(n) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(o) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(p) Prepayments, including prepayment of taxes, when such payment may be and are customarily paid in installments;

(q) Costs incurred to correct any defects in the original construction or in the renovation of the Building or Common Areas;

(r) The cost of repair or restoration due to fire and/or condemnation if such costs are in excess of the applicable proceeds or awards;

(s) payments in respect to overhead or profit to subsidiaries or affiliates of Landlord (excluding management services), for services in or to the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(t) Repairs or replacements covered by warranties or guaranties, to the extent of the proceed actually received by Landlord, provided that Landlord has diligently attempted to obtain such proceeds;

(u) Costs arising from Landlord’s charitable or political contributions;

(v) Costs of installing the initial landscaping (if any) and any sculpture, paintings and objects of art for the Building and Common Area;

(w) Advertising and promotional expenses;

(x) All costs related to the initial installation of all intrabuilding networking telecommunications cable, including cable television in the Building or the Project between: (1) the demarcation point or the minimum point of entry, and (2) the distribution terminal on each floor of the Building.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, “Force Majeure,” as that term is defined in Section 29.16, below, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project insurance, security or utility costs be less than the components of Direct Expenses related to Project insurance, security or utility costs, respectively, in the Base Year.

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4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that the preceding sentence is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall

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constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the “Base Taxes”. If in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Cost Pool. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Within one hundred twenty (120) days after the end of each Expense Year or as soon after such one hundred twenty (120) day period as reasonably practicable, Landlord shall give to Tenant a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of an invoice therefor, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall pay to Landlord such amount within thirty (30) days after such determination, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Direct Expenses. In addition, prior to March 31st of each calendar year or as soon thereafter as is reasonably practical, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

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4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) business days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall within thirty (30) days after receipt of written demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records. Notwithstanding anything to the contrary contained in this Lease, if, within one (1) year after receipt of a Statement by Tenant, Tenant (i) reasonably disputes any amounts set forth in any Statement described above in this Article 4, (ii) Tenant has paid such disputed amounts to Landlord (although Tenant may pay such amounts “under protest”), and (iii) an Option Nullification Default has not occurred and be continuing, then Tenant shall have the right to cause Landlord’s general ledger of accounts with respect to such disputed Statement only to be audited by a nationally recognized firm of certified public accountants reasonably approved by Landlord, at no cost or expense to Landlord, which has prior experience in the review of financial statements and which shall not have provided primary accounting services to Tenant or any other tenant in the Project within the immediately preceding three (3) year period and which shall not be retained by Tenant on a contingency fee basis; provided, however, Tenant shall not have the right to perform any such audit more than one (1) time for any Expense Year during the Lease Term. Any audit conducted by or on behalf of Tenant shall be completed in a diligent manner and timely manner (but in any event within two (2) months after Tenant initially disputes the applicable Statement) and shall be performed at Landlord’s office during Landlord’s normal business hours and in a manner so as to minimize interference with Landlord’s business operations. Landlord shall have no obligation to make photocopies of any of Landlord’s ledgers, invoices or other items; provided, however, Tenant may, within the Building, make copies of such ledgers, invoices or other items; provided further, however, if Landlord is unable to make a copier machine available to Tenant for such copies, then Tenant may take such ledgers, invoices or other items to the Premises in order to make such copies. Tenant agrees to keep, and to cause Tenant’s accountant and its employees to keep, all information revealed by any audit of Landlord’s books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, unless compelled to do so by a court of law, and Tenant and its accountant and their employees shall sign a confidentiality agreement reflecting such confidentiality. Tenant’s audit shall be limited to an on-site review of Landlord’s general ledger of accounts and supporting documentation. If after such audit, Landlord and Tenant dispute the results of such audit, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses. The amounts payable under this Section 4.6 by Landlord to Tenant or by Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement of Direct Expenses in excess of four percent (4%) for such Expense Year, Landlord shall reimburse Tenant for all of the overcharges plus the reasonable cost of both audits within thirty (30) days after completion of such audit; otherwise the cost of such audits shall be borne by Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

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ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary, which shall include, subject to all Applicable Laws and Landlord’s reasonable approval of the applicable plans and specification, the operation of a small (not to exceed 1,200 rentable square feet) catering kitchen, and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents, or any of Landlord’s initiatives to seek or maintain Building certification under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (“LEED Initiatives”). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Fire Stairs. Tenant shall have the non-exclusive right, subject to Applicable Laws, to use the fire stairs connecting the floors of the Premises solely for the regular travel of employees between such floors. Tenant shall not make any improvements to such fire stairs; provided, however, Tenant shall have the right to have such fire stairs, and the door(s) access such fire stairs on each floor of the Premises, monitored and accessed by a security system installed by Tenant pursuant to Article 8 of this Lease. Tenant’s use of such fire stairs shall be limited solely to the ingress and egress by Tenant’s employees of the floors of the Building upon which the Premises is located. Tenant hereby acknowledges that such use of the fire stairs may not currently be allowed by Applicable Laws.

5.4 Tenant’s Bicycles. Subject to the provisions of this Section 5.4, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time and provided to Tenant (provided that Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building), Tenant’s employees shall be permitted to bring their bicycles (“Bicycles”) into the Premises, but only to the extent such Bicycles are used for commuting to and from work by such employees. The right provided to Tenant and its employees in this Section 5.4 shall be subject to the following terms and conditions: (i) Bicycles may only enter and exit the Building through the Building’s parking garage (the “Garage”) entrance, and (ii) Bicycles must be taken directly from the Garage to the Premises via the Building’s freight elevator.

5.5 Tenant’s Dog.

5.5.1 In General. Subject to the provisions of this Section 5.5, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time (provided that Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building), Tenant shall be permitted to bring one (1) non-aggressive, fully-vaccinated, dog into the Premises (which dog is owned by Tenant or an officer or employee of Tenant) (“Tenant’s Dog”). Tenant’s Dog must be on a leash while in any area of the Project outside of the Premises. Within three (3) business days following Tenant’s receipt of Landlord’s request, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by Tenant’s Dog. Tenant’s Dog shall not be brought to the Project if it is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be

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limited to, rabies, leptospirosis and lyme disease). While in the Building, Tenant’s Dog must be taken directly to/from the Premises and Tenant shall use commercially reasonable efforts to use “Tenant’s Dedicated Elevator,” as that term is defined in Section 6.1.6, below, to bring Tenant’s Dog to/from the Premises. Tenant shall not permit any objectionable dog related noises or odors to emanate from the Premises, and in no event shall Tenant’s Dog be at the Project overnight. Tenant’s Dog shall not bark excessively or otherwise create a nuisance at the Project. All bodily waste generated by Tenant’s Dog in or about the Project shall be immediately removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project affected by such waste shall be cleaned and otherwise sanitized to a condition consistent with Landlord’s commercially reasonable standards applicable thereto. Tenant’s Dog shall not be permitted to enter the Project if Tenant’s Dog previously exhibited dangerously aggressive behavior. Tenant’s Dog shall not interfere with other tenants or those having business in the Building or Project. Notwithstanding any provision to the contrary contained in this Amendment, Landlord shall have the unilateral right at any time to rescind Tenant’s right to have Tenant’s Dog in the Premises, if in Landlord’s reasonable judgment, Tenant’s Dog is found to be a substantial nuisance to the Project (for purposes hereof, Tenant’s Dog may found to be a “substantial nuisance” if Tenant’s Dog defecates in the Common Areas, damages or destroys property in the Project or exhibits threatening behavior).

5.5.2 Costs and Expenses. Tenant shall pay to Landlord, within ten (10) business days after demand, all costs incurred by Landlord in connection with Tenant’s Dog presence in the Building, Premises or Project, including, but not limited to, janitorial, waste disposal, landscaping, signage, repair, and legal costs and expenses.

5.5.3 Indemnity. The indemnification provisions of Article 10 of this Lease shall apply to any claims relating to any of Tenant’s Dog.

5.5.4 Rights Personal to Original Tenant. The right to bring Tenant’s Dog into the Premises pursuant to this Section 5.5 is personal to the Original Tenant and any Permitted Transferee. If Tenant assigns the Lease or sublets all or any portion of the Premises, then upon such assignment or subletting, the right to bring Tenant’s Dog into such portion the Premises shall simultaneously terminate and be of no further force or effect.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide Base Building heated and chilled water loops at the core of each floor of the Building (but not the horizontal distribution of such loops on each such floor). The heated and chilled water shall be available from 7:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”). Such heated and chilled water loops shall have sufficient capacity in order to allow Tenant to connect sufficient heating and air conditioning (“HVAC”) equipment in the Premises for normal comfort for normal office use in the Premises.

6.1.2 Landlord shall furnish, during the Lease Term electricity to the electrical closet on each floor of the Building upon which the Premises is located as follows: (i) one (1) 42 circuit 150 amp 277/480 lighting panel, (ii) one (1) 42 circuit 150 amp 120/208 convenience panel, and (iii) one 45 KVA transformer. In addition, the electrical closets on floors 6, 9 and 12 (and floor 3 to the extent leased by Tenant pursuant to Section 1.3 of this Lease, above) shall also have one (1) 200 amp 277/480 panel to serve Tenant’s supplemental HVAC requirements. The electrical service provided to the Premises shall be on a submetered basis, exclusive of the electric required for Base Building heated and chilled water loops for the Premises (but including electric required for any HVAC installed by Tenant in the Premises). Upon written request from Tenant, Landlord shall install a 75 KVA transformer at each floor of the Premises in lieu of the proposed 45 KVA transformer, and Tenant shall pay to Landlord, within thirty (30) days following its receipt of an invoice therefor, the additional cost incurred by Landlord as a result of the installation of the 75 KVA transformers in lieu of the 45 KVA transformers. If more than one meter measures the electrical consumption or demand of Tenant in the Building, the service rendered through each meter shall be aggregated, computed and billed as if one

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meter measured all of Tenant’s electrical consumption and demand for the Premises. Bills for such submetered electricity shall be rendered at such time or times as Landlord may elect, but not more than once a month, and shall be payable by Tenant as Additional Rent within thirty (30) days of rendition thereof. The amount to be charged to Tenant by Landlord per KW of electricity consumed in the Premises shall be 103% of the actual cost at which Landlord from time to time purchases such KW of electricity for the same period from the utility company calculated as set below. Such cost shall be determined by dividing the amount billed by the utility company for electricity consumed in the Building during each respective billing period by the total number of KWs consumed by the Building for such billing period as appearing on the utility company invoice. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services to the Premises, except on weekends and on the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays.

6.1.6 Provided that Tenant leases at least six (6) full floors in the Building, Landlord shall cause one (1) of the Building passenger elevators (“Tenant’s Dedicated Elevator”) to exclusively serve the Premises (i.e., such elevator shall be programmed to stop on only the first floor of the Building, and the floors of the Building on which all or any portion of the Premises is located).

6.1.7 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.1.8 Landlord shall provide an access control/reception desk in the Building lobby on the ground floor and shall cause such desk to be staffed during Building Hours. In addition, during non-Building Hours at least one (1) roving security person shall be available in the Building. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Tenant may, at its own expense, install its own security system (“Tenant’s Security System“) in the Premises pursuant to the terms of Article 8, below; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security is compatible with Landlord’s security system and the Building systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.

6.1.9 Subject to Applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building, the Premises and the Common Areas of the Building, other than Common Areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the parking garage, freight elevator, loading dock, mailroom and other limited-access areas of the Building during the normal operating hours of such portions of the Building.

6.1.10 Subject to Landlord’s rules, regulations, and restrictions (provided that Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building) and the terms of this Lease, Landlord shall permit Tenant to utilize Tenant’s Share of the existing Building risers, raceways, shafts and conduit available for the use by tenants in the Building (i.e., excluding Building risers, raceways, shafts and conduit dedicated to Landlord’s use). Tenant may only use vendors reasonably approved by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

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Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe (provided that Landlord shall not prescribe any such regulations and requirements intended to discriminate against Tenant vis-à-vis the other tenants of the Building) for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after receipt of invoice, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after written demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord at least four (4) hours prior notice of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall, within thirty (30) days after receipt of invoice, pay to Landlord, Landlord’s standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

7.1 In General. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor coverings on the floors upon which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the reasonable prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises which is not Landlord’s responsibility under this Lease and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to make such repairs after receipt of written notice from Landlord, then Landlord, after an additional three (3) business days written notice to Tenant, may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all reasonable overhead, general conditions, fees and other costs or

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expenses arising from Landlord’s involvement with such repairs and replacements within thirty (30) days after being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. The foregoing notwithstanding, Landlord may not install any pipes ducts, utility lines, conduits or equipment (herein collectively called “Utility Lines”) in the Premises unless all of the following conditions be met:

7.1.1 the same are required by “Applicable Law,” as that term is defined in Article 24 of this lease; and

7.1.2 such Utility Lines are located completely beneath the floor or completely within the walls of the Premises or completely above the Tenant’s hung ceiling, provided, however, that: (i) the same may not displace or interfere with the location or placement of Tenant’s Utility Lines serving the Premises, unless Landlord agree to relocate Tenant’s Utility Line at Landlord’s sole cost and expense, and (ii) if there is no finished ceiling, then such area will not be available to Landlord for this purpose and Landlord will be restricted to the sub-floor or interior walls as hereinbefore described;

7.1.3 such work is not performed during Business Hours (except in emergencies) unless Tenant, in the exercise of its reasonable discretion, agrees otherwise; and

7.1.4 Landlord will be liable for all loss, damage, or injury to persons or property resulting therefrom and will indemnify and hold Tenant harmless from all claims, losses, costs, expenses and liability, including reasonable attorney’s fees, arising therefrom.

7.2 Tenant’s Right to Make Repairs. Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides notice (or oral notice in the event of an Emergency) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required on any full floor of the Building leased by Tenant, which event or circumstance materially and adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Landlord specifying that Tenant is taking such required action. The foregoing notwithstanding, Tenant shall not be required to give Landlord any prior notice (but shall notify Landlord as soon as reasonable under the circumstances) in the event of an Emergency, and shall be permitted to immediately take corrective action. If such action was required under the terms of this Lease to be taken by Landlord and (x) was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, or (y) was an Emergency, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable and actual out-of-pocket costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Following completion of any work taken by Tenant pursuant to the terms of this Section 7.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be

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entitled to such deduction from Rent. On the other hand, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by judicial reference pursuant to Section 29.22 of this Lease. If Tenant prevails in the judicial reference, the amount of the award (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease. For purposes of this Section 7.2, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Base Building, Tenant Improvements, or Alterations. In the event that Tenant exercises its right to make repairs pursuant to this Section 7.2 with respect to an event or circumstance that is also an “Abatement Event,” as that term is defined in Section 19.5.2 of this Lease, below, then Tenant’s right to abate rent pursuant to the terms of Section 19.5.2, below, shall cease upon the earlier of (i) the date such right to abate rent ceases pursuant to the terms of Section 19.5.2, and (ii) the date the Abatement Event would have ended had Tenant, following its election to exercise its right to make repairs pursuant to this Section 7.2, diligently pursued the completion of such repairs.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building, or is visible from the exterior of the Building, or is contrary to Landlord’s LEED Initiatives. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) involve the expenditure of more than $100,000.00 in each instance; (ii) affect the exterior appearance of the Premises or Building, (iii) affect the Building systems or the Building structure, (iv) affect the certificate of occupancy, or its legal equivalent, for the Building, or (v) affect any of Landlord’s LEED Initiatives (the “Cosmetic Alterations”). For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises for which consent is required, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord, the requirement that upon Landlord’s request, subject to the terms of Section 8.5, below, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Francisco, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice

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of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, if the Tenant under this Lease is not the Original Tenant or a Permitted Transferee, then Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, after the initial Tenant Improvements (which initial Tenant Improvements shall be governed by the terms of the Tenant Work Letter), shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal; PROVIDED; HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, UPON REQUEST BY TENANT AT THE TIME OF TENANT’S REQUEST FOR LANDLORD’S CONSENT TO ANY ALTERATION OR IMPROVEMENT, LANDLORD SHALL NOTIFY TENANT WHETHER THE APPLICABLE ALTERATION OR IMPROVEMENT WILL BE REQUIRED TO BE REMOVED PURSUANT TO THE TERMS OF THIS SECTION 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may remove such lien or encumbrance by bond. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to

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other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification. Tenant shall indemnify, defend, protect, and hold harmless Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred (i) in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), (ii) any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, or (iii) any breach of the terms of this Lease, either prior to, during, or after to the extent Tenant continues to occupy the Premises) the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from (a) the negligence or willful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties, or (b) any breach of the terms of this Lease by Landlord. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises which are provided to Tenant. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including products and completed operations coverage , for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

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Notwithstanding the foregoing, the above limit may be satisfied by a general liability policy and an umbrella policy providing total coverage of $5,000,000 so long as all other requirements under this Article 10 are met.

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a “Special Form” (formerly known as “all risks”) of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for work being performed at the Premises for a period of six (6) months.

10.3.3 Workers’ Compensation Insurance as required by any Applicable Law, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

10.3.4 Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto owned (if any) or hired by Tenant.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant, but only to the extent of Tenant’s indemnity obligations pursuant to this Lease; and (v) be in form and content widely accepted in the industry. In addition, Tenant shall provide Landlord and any mortgagee of Landlord at least thirty (30) days’ prior written notice before any policy is canceled or coverage materially changed. The deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall be commercially reasonable. Payment of any deductibles shall be the sole responsibility of Tenant. Tenant shall deliver certificates of insurance to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, but only after providing a minimum of ten (10) days prior written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

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10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building and with tenant engaged in a similar business.

10.7 Landlord’s Insurance.

10.7.1 Required insurance. Landlord shall maintain (i) insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building; and (ii) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000 per occurrence and $5,000,000 annual aggregate, with deductibles and self-insured retentions as reasonably determined by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company or companies having a rating of not less than A-VII in Best’s Insurance Guide and licensed to do business in the State of California. Payment for losses thereunder shall be made solely to Landlord.

10.7.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, and/or rent insurance, as Landlord may in its reasonable discretion elect. Landlord may also maintain such other insurance as may from time to time be required by any mortgagee of Landlord. Such insurance shall be maintained with an insurance company or companies and licensed to do business in the State of California. Payment for losses thereunder shall be made solely to Landlord. The cost of all such additional insurance shall also be part of the Operating Expenses.

10.7.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by (i) blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, provided that (a) such insurance specifically references the Building (which may be satisfied with a “per location” endorsement), and (b) such insurance shall guaranty a minimum limit available for the Building equal to the limits of liability required under this Lease; or (ii) by Landlord or any affiliate of Landlord under a program of self-insurance, provided that Landlord maintains (either internally or through a third-party administrator) a self-insurance program that maintains sufficient reserves on its balance sheet committed to its self-insurance program liabilities. In either event, Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.7.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance

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proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) the damage occurs during the last twelve (12) months of the then-current Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein

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contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the

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“Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than sixty percent (60%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis, and the term of such Transfer, including any option or extension terms, is greater than three (3) years;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the four (4) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project, unless Landlord is unable to reasonably accommodate such existing or prospective tenant’s space needs.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to

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Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements (including demising costs) to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises, Tenant may give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to, (A) a sublease, which, when combined with any and all space previously subleased by Tenant constitutes less than fifty percent (50%) of the Premises, and which is for less than substantially the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be substantially for the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final twelve (12) months of the Lease Term or Option Term), or (B) an assignment or sublease pursuant to the terms of Section 14.8, below. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer Notice delivered to Landlord pursuant to Section 14.1, above, during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

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14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, none of (i) an assignment of this Lease to a Transferee of all or substantially all of the assets or capital stock of Tenant, (ii) an assignment of this Lease to a Transferee which is either (A) the resulting entity of a merger or consolidation of Tenant with another entity, or (B) acquiring all or substantially all of the assets of Tenant, or (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (collectively, a “Permitted Transfer”) shall be deemed a Transfer under this Article 14 (and thus shall not be subject to Landlord’s prior consent or recapture rights pursuant to Sections 14.4 or rights to receive any Transfer Premium pursuant to Section 14.3), provided that (1) Tenant notifies Landlord of any such assignment or sublease at least five (5) business days prior to the effective thereof, and thereafter promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee, (2) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (3) in the case of an assignment, such Transferee shall have a tangible net worth computed in accordance with generally accepted accounting principles sufficient to satisfy the obligations and responsibilities to be undertaken in connection with such assignment. As used

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herein, “Permitted Transferee” shall mean an entity to which Tenant’s entire interest under this Lease is assigned (or which succeeds to Tenant’s entire interest under this Lease) in accordance with this Section 14.8. “control,” as used in this Section 14.8, shall mean shall mean the ownership, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, damage by fire or other casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds possession of the Premises after expiration of the term of this Lease with Landlord’s written consent, Tenant will become a tenant from month-to-month upon the terms specified herein, except that Rent will be one hundred fifty percent (150%) of the Rent in effect immediately prior to such expiration. Such month-to-month tenancy may be terminated by either Landlord or Tenant by giving sixty (60) days written notice of termination to the other. If Tenant holds over without Landlord’s written consent, Tenant shall be a tenant at sufferance. In such event, Tenant shall pay Rent equal to two hundred percent (200%) of the Rent payable during the last month of the Term. If Tenant (a) fails to surrender the Premises within thirty (30) days after either Tenant or Landlord have terminated the month to month tenancy; or (b) if Tenant fails to surrender the Premises within thirty (30) days after receipt of a notice to quit if Tenant is a tenant at sufferance; or (c) if Tenant fails to surrender the Premises within thirty (30) days after the expiration of this Lease whether it be an expiration or an earlier expiration due to default (time being of the essence), Tenant shall be liable to Landlord for all losses, costs, liabilities and damages which Landlord may incur by reason thereof, including, without limitation, reasonable attorneys’ fees, and Tenant shall indemnify, defend and hold Landlord harmless against all claims made by any succeeding occupant against Landlord or otherwise arising out of or resulting from the failure of Tenant to timely surrender and vacate the Premises in accordance with the provisions of this Lease.

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ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but not more than two (2) times during any calendar year, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant or is otherwise an “affiliate” of Tenant, as those terms are defined in Section 14.8 of this Lease) is publicly traded on a national stock exchange, and (ii) Tenant has it own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant), then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”). Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Concurrently with the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant a subordination non-disturbance and attornment agreement (an “SNDAA”), in the form attached hereto as Exhibit H, from any and all Superior Holders existing as of the date of this Lease.

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ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5 Tenant’s failure to occupy the Premises within thirty (30) business days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

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(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. Notwithstanding anything to the contrary set forth in Section 19.5.1 of this Lease, In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its

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rental interruption insurance which covers such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof (but subject to the terms of Section 7.2, if applicable), in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, no later than May 18, 2012 (or such other later date as may be agreed upon by the parties in writing) , an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 21.3 below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a Northern California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit G, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to

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draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) business following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall (1) replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21, or (2) in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”). If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant

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becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3 L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

21.3.1 L-C Amount. The L-C Amount shall be equal to the amount set forth in Section 8 of the Summary.

21.3.2 Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease, the L-C Amount shall be reduced as follows:

Date of Reduction	L-C Amount*
Fifth (5th) anniversary of the Lease Commencement Date	$2,649,888.00

Sixth (6th) anniversary of the Lease Commencement Date	$1,324,944.00

*	To the extent the L-C Amount has been increased pursuant to the terms of Section 1.3.4 of this Lease, above, the reduced L-C Amounts set forth in this table, above, shall be proportionally increased (based on the same ratio of the initial L-C Amount to the reduced L-C Amount set forth above) by the amount of the increase to the L-C Amount pursuant to Section 1.3.4.

Notwithstanding anything to the contrary set forth in this Section 21.3.2, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease, but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

21.3.3 Conditional Reduction of L-C Amount. If, at any time during the Lease Term, Tenant, based on its most recent audited financial statements, has (i) adjusted EBITDA (as defined in the company’s S-1 filings with the SEC) of Four Million Dollars ($4,000,000.00), for each of four (4) consecutive fiscal quarters, or (ii) achieved an average Market Capitalization (i.e., the closing price of Tenant’s publicly traded common stock multiplied by the number of outstanding shares of such common stock) of Two Billion Five Hundred Million Dollars ($2,500,000,000.00) over a ten (10) consecutive trading day period, and provided that Tenant is not then in default under the terms of this Lease, then the L-C Amount shall be reduced to Zero Dollars ($0.00) for the remainder of the initial Lease Term and any Option Term.

21.3.4 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, and provided that Tenant is still

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required to provide a L-C, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 21.3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.3.5 Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall immediately pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a default under this Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to Landlord’s lender, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease, or to any other party, person or entity, provided such transfer is part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and

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expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith to the extent such fees are expressly set forth on Exhibit G, attaché hereto.

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

21.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

(a) 21.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

(b) 21.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

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ARTICLE 22

ROOFTOP SATELLITE DISH

22.1 In General. At any time during the Lease Term, subject to the terms of this Lease, including this Article 22, Tenant may install, at Tenant’s sole cost and expense, three (3) telecommunications antennas, and associated equipment (collectively, the “Telecommunications Equipment”) upon the roof of the Building, in the area shown on Exhibit I, attached hereto, to serve Tenant’s needs within the Premises. All such antennas shall be of reasonable size, taking into account the size of antennas that the landlords of the Comparable Buildings are allowing their tenants to install upon the roof of the Comparable Buildings, and any transmitting antenna installed by Tenant shall be a uni-directional antenna (as opposed to omni-directional or bi-directional) for point-to-point transmission only in order to reasonable minimize any potential interference with any antennas installed on the roof of the Building by Landlord or other tenant of the Building. Tenant shall not be obligated to pay any rent or other additional charge for the use of such roof space. Tenant shall also have reasonable access to Building shafts as necessary to accommodate the use of the Telecommunications Equipment. The Telecommunications Equipment shall be deemed an Alteration and the installation thereof shall be subject to the terms of Article 8 of this Lease. The physical appearance and all plans and specifications of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment, (ii) repairing and maintaining and causing the Telecommunications Equipment to comply with all applicable laws, and (iii) prior to the expiration or earlier termination of this Lease, removal of the Telecommunications Equipment and all associated wiring (and the restoration of all affected areas to the condition existing prior to the installation thereof). In no event shall Tenant permit the Telecommunications Equipment to interfere with the Building systems or any other communications equipment at the Building. Tenant will be responsible for resolving technical interference problems between its Telecommunications Equipment and other equipment located at the Building as of the Lease Commencement Date or between any additional or replacement Telecommunications Equipment installed by Tenant from time to time pursuant to the terms of this Lease and other equipment then located on the Building. The Telecommunications Equipment will not disturb the communications configurations, equipment and frequency which exist at the Building as of the Lease Commencement Date and the Telecommunications Equipment will comply with all non-interference rules of the FCC. Provided that the Telecommunications Equipment does not unreasonably restrict Landlord’s ability to allow other equipment to be installed on the roof of the Building without interfering with the Telecommunication Equipment, Landlord will not permit the installation of any future equipment on the Building which results in technical interference problems with Tenant’s then existing Telecommunications Equipment. In the event of such interference with Tenant’s operations, Tenant will notify Landlord in writing, and Landlord shall correct such interference within ten (10) business days.

22.2 Tenant Indemnity. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause related to Tenant’s installation, use, repair or maintenance or any other matter relating to or in connection with the Telecommunications Equipment. Tenant shall not be entitled to license its Telecommunications Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Telecommunications Equipment by an third party. Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof and, at Landlord’s option, Landlord and Tenant shall execute an amendment to this Lease covering the matters addressed in this Article 22, the payment for installation costs of the Telecommunications Equipment, the installation and maintenance of such Telecommunications Equipment, Tenant’s indemnification of Landlord with respect thereto, Tenant’s obligation to remove such Telecommunications Equipment (and restore the roof to its previously existing condition) upon the expiration or earlier termination of this Lease, and other related matters.

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ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality of the Building and Project and do not alter or damage the historic materials in the Building, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed after two (2) business days prior notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. If Landlord elects, in Landlord sole and absolute discretion, to install an electronic building directory in the Building lobby, then Tenant shall have the right, at no charge to Tenant, to have Tenant’s name and the names of all of Tenant’s employees at the Premises entered into such electronic directory in the lobby of the Building. If Landlord does not install an electronic building directory, Tenant shall be entitled to its prorata share of any other directory maintained by Landlord in the Building lobby.

23.5 Tenant Exterior Signage Rights. Tenant’s rights to the “Tenant’s Signage,” as defined in this Section 23.5, below, shall be personal to the Original Tenant and any Permitted Transferee. The exact location of, and specifications for, the Tenant Signage shall be subject to Landlord’s reasonable approval. Provided the Original Tenant or a Permitted Transferee leases and occupies not less than seventy-five percent (75%) of the initial Premises, Original Tenant and any Permitted Transferee shall be entitled to install one street-level plaque on the outside of the Building near the primary lobby entrance (“Tenant’s Signage”). Tenant’s Signage shall be subject to the terms and conditions set forth in Sections 23.5.1 through 23.5.3, below.

23.5.1 Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.5.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. For purposes of this Section 23.5, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable laws. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.5.2 Objectionable Name. Original Tenant’s name and/or logo set forth on Tenant’s Signage shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the name “Yelp” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

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23.5.3 Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, required Building structural upgrades, and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. Upon the expiration or earlier termination of this Lease, or in the event Tenant fails to maintain the leasing and occupancy thresholds identified in Sections 23.5, above, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage (excepting normal wear and tear). If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The terms and conditions of this Section 23.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would affect the safety of Tenant’s employees or create a health hazard for Tenant’s employees, or would otherwise adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to the greater of (a) three percent (3%) of the overdue amount, and (b) $150.00, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to

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require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within thirty (30) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) twelve percent (12%) (the “Interest Rate”), and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right, on not less than one (1) business days prior written notice and during Building Hours (except in the case of an Emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment, subject, however to the requirements of Section 7.1 above. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business and/or lost profits occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Law for personal injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Tenant hereby waives any claims for loss of occupancy or quiet enjoyment of the Premises in connection with such entries. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

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ARTICLE 28

COMMUNICATIONS AND COMPUTER LINES

Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right (by notice to Tenant at any time prior to the expiration or earlier termination of this Lease) to require that Tenant, prior to the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall be released from all liability under this Lease if the new owner agrees in writing that all such liabilities and obligations are binding upon the new owner, and Tenant agrees to look solely to such transferee for the

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performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in the Building and the rents, issues and profits therefrom. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

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29.15 Right to Lease. Except as expressly provided in this Section 29.15, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project. Landlord agrees, during any time that the Original Tenant is continuously operating its business from at least 75% of the Premises, Landlord shall not enter into a lease for space in the Building with Google Inc. (“Google”); provided, however, in no event shall Landlord be deemed to be in breach of this Section 29.15 if any tenant in the Building is acquired by or otherwise merges with Google after the date of such tenant’s lease. If Tenant fails to continuously operate its business from within at least 75% the Premises for more than six (6) months, or if the restriction set forth in this Section 29.15 is deemed to be in violation of Applicable Law, then the leasing restrictions set forth in this Section 29.15 will automatically terminate. Tenant does hereby indemnify, defend and hold Landlord harmless from any claim, cost, loss or damage (including reasonable attorneys’ fees) incurred or alleged against Landlord by any person, firm, corporation or other entity whatsoever by reason of Landlord’s compliance, or attempted compliance, with this Section 29.15, and in the event Landlord is made subject to any action, proceeding or penalty with respect to the provisions of this Section 29.15, Tenant will indemnify, defend and hold Landlord harmless from any cost, loss, claim or expense in respect thereto with counsel approved by Landlord, the actual out-of-pocket costs of such indemnification and defense (including reasonable attorneys fees) to be paid entirely by Tenant. Notwithstanding the foregoing, this Section 29.15 will not apply to any leases entered into by Landlord prior to the date of this Lease (or any leases being circulated for signature prior to the date of this Lease), nor to any amendments or renewals of such leases.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

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29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) the date the telecopy is transmitted, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Wilson Meany Sullivan

4 Embarcadero Center, Suite 3300

San Francisco, CA 94111

Attention: Paul Richards

and

Stockbridge Capital Group

4 Embarcadero Center, Suite 3300

San Francisco, CA 94111

Attention: Stephen Pilch

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. Each person executing this Lease on behalf of Landlord and Tenant hereby covenants and warrants that: (a) the entity on whose behalf such person is signing is duly organized and validly existing under the laws of its state of organization; (b) such entity has and is qualified to do business in California; (c) such entity has full right and authority to enter, into this Lease and to perform all Landlord’s or Tenant’s, as the case may be, obligations hereunder; and (d) each person (and both of the persons if more than one signs) signing this Lease on behalf of Landlord or Tenant, as applicable, is duly and validly authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 29.22 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL

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PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 29.21 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 29.22, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 29.22. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE

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ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 29.22 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, provided that it does not materially interfere with Tenant’s exterior signage, if any. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, provided that the foregoing shall not apply to the extent Tenant is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) or by law or regulation to disclose any such confidential information. In addition, neither party will publish, release or publicize in any medium, print or electronic, or otherwise disclose anything about this Lease or the negotiations regarding the Lease without the express written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord and Tenant shall reasonably cooperate in good faith in order to mutually issue a press release, and a notice to the Mayor of San Francisco’s office, with respect to the execution of this Lease and, when applicable, with respect to the commencement of business from the Premises by Tenant.

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29.29 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.30 No Violation. Each party hereby warrants and represents to the other that neither its execution of nor performance under this Lease shall cause such party to be in violation of any agreement, instrument, contract, law, rule or regulation by which such party is bound, and each party shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from such indemnifying party’s breach of this warranty and representation.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32 Tenant Parking. Original Tenant and any Permitted Transferee may rent, on a month-to-month basis, up to one (1) non-transferable parking pass for each full floor leased by Tenant in the Building, which passes shall be for unreserved parking spaces in the Building. If at any time during the Lease Term Tenant rents less than the full number of parking passes that Tenant is allowed to rent pursuant to the terms of this Section 29.32, then the number of parking passes that Tenant shall have the right to rent pursuant to the terms of this Section 29.32 shall be decreased for the remainder of the Lease Term to the number of parking passes actually rented by Tenant. Tenant shall pay Landlord each automobile parking pass on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease; provided, however, Landlord shall not enact any such rules and regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 29.32 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. The rights contained in this Section 29.32 shall be personal to Original Tenant and any Permitted Transferee, may only be exercised by Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or Transferee, of Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant or Permitted Transferee occupies at least seventy-fie percent (75%) of the Premises.

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29.33 OFAC Compliance.

29.33.1 Representations and Warranties. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease, as amended, is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

29.33.2 Compliance with Laws. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, as amended, and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

29.33.3 Event of Default; Indemnity. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the term of this Lease, shall be an event of default under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an event of default under this Lease. Tenant shall indemnify and hold Landlord harmless and against from all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by Landlord and/or its affiliate that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant under this Section 29.33.

29.33.4 Documentation. Tenant shall provide documentary and other reasonable evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal request.

29.34 Storage Space. Tenant shall lease from Landlord during the Term and any Option Term up to one thousand rentable square feet of storage space for Tenant’s exclusive use as storage for personal property used in connection with Tenant’s occupancy of the Premises. The location of the storage space shall be in the basement of the Building in an area reasonably designated by Landlord. Tenant agrees to accept the storage space in its then existing “as is” condition and to lease the storage space from Landlord in accordance with this Section 29.34 for the entire Lease Term (as the same may be extended). Tenant, at its sole cost and expense, will replace and pay for all lighting bulbs, tubes, ballasts and starters required for the storage space and must provide its own janitorial services and any other services necessary for Tenant’s use of the storage space. Tenant must maintain the storage space in good and clean condition during the term of this Lease. Tenant hereby agrees to pay monthly Base Rent for the storage space in an

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amount equal to the product of Two Dollars ($2.00) multiplied by the number of rentable square feet of floor area contained within such storage space. Tenant’s insurance and indemnity obligations set forth this Lease apply to the storage space as if it were a part of the Premises. Landlord has the right at any time during the Lease Term, upon giving Tenant at least thirty (30) days prior written notice, at Landlord’s sole cost and expense, to move Tenant from the storage space to comparable storage space (as reasonably determined by Landlord) elsewhere in the Building of approximately the same size as the prior storage space. At Landlord’s option, Landlord and Tenant shall execute a separate storage agreement, in Landlord’s standard form for the Building, covering the matters addressed in this Section 29.34.

29.35 Leasehold Title Insurance. Tenant has the right, exercisable within ninety (90) days after execution of this Lease, at Tenant’s sole cost and expense, to order and obtain a title insurance policy, ensuring tenant’s leasehold estate in the Premises, subject only to such exceptions as Tenant reasonably approves.

29.36 Payment/Work Under Protest. If at any time a dispute arises regarding any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay is asserted has the right to make payment “under protest” any such payment will not be regarded as a voluntary payment. In additional the right on the part of said party to institute suit for the recovery of such sum will survive. If it is adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party will be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, with interest thereon at the Interest Rate. If at any time a dispute arises between the parties hereto regarding any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof “under protest”. The performance of such work in no event shall be regarded as a voluntary performance, and the right on the part of said party to institute suit for the recovery of the costs of such work will survive. If it is adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party will be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease, with interest thereon at the Interest Rate as may be adjusted from time-to-time. Whenever a payment is made or work is done “under protest”, as provided in this Section, the party doing so before making any such payment or doing any such work, must notify the other party in writing that it is doing so “under protest”. Landlord may collect any sum it is entitled to under this Section as additional rent, and Tenant may, if it chooses, to the extent the Landlord entity is the same entity to which the payment under protest was made, deduct any such sum from rents and many other sums thereafter becoming due hereunder from Tenant to Landlord.

[Signatures follow on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company		YELP INC., a Delaware corporation

By:	/s/ Kristin Renaudin	By:	/s/ Rob Krolik

Name:	Kristin Renaudin	Name:	Rob Krolik

Title:	Vice President	Title:	CFO

By:

Name:

Title:

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EXHIBIT A

140 NEW MONTGOMERY STREET

OUTLINE OF PREMISES

Note: The following is applicable to floors 5 through 12

TENANT PREMISES

PERKINS
+WILL

185 Berry St., Lobby One
Suite 5100
San Francisco, CA 94107
[illegible]
[illegible]
www.perkinswill.com

140 New Montgomery

Wilson Meany Sullivan
140 New Montgomery St
San Francisco, CA 94105

Copyright © 2011 Perkins+Will

Title

Level - 05
LVL 02 - 04 SIM
LVL 06 - 12 SIM

Sheet

A 01

EXHIBIT A	140 NEW MONTGOMERY STREET
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EXHIBIT B

140 NEW MONTGOMERY STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1 Delivery of Premises. Except as expressly set forth to the contrary in the Lease or this Tenant Work Letter, including without limitation in Section 1.2, below, Landlord shall deliver the Premises and Base Building to Tenant, and Tenant shall accept the Premises and Base Building from Landlord, in their presently existing, “as-is” condition.

1.2 Landlord Work; Delivery Condition.

1.2.1 Landlord Work. Landlord shall, to the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for general office use, cause the Common Areas to comply with applicable building codes and other governmental laws, ordinances and regulations, related to handicap access, which were enacted and enforced as of the date of the Lease.

1.2.2 Delivery Condition. Subject to changes required by Applicable Law, Landlord shall cause the Base Building to comply with the conditions set forth on Schedule 1, attached hereto, on or before the Lease Commencement Date.

1.2.3 Delivery Dates. The date upon which Landlord, either itself or through its contractor, commences the Landlord Work shall be known as the “Landlord Work Delivery Date.” The date upon which Landlord delivers the Premises to Tenant in a condition which allows the construction of the Tenant Improvements pursuant to the terms of this Tenant Work Letter without material interference from Landlord and/or its contractors in connection with the work being performed by Landlord pursuant to this Section 1.2 (the “Landlord Work”), shall be known as the “TI Commencement Delivery Date.” In connection with the performance of that portion the Landlord Work to be completed concurrently with the construction of the Tenant Improvements, Landlord and Tenant agree to reasonably cooperate in good faith with each other in order to minimize any interference with the work being performed by the other party. The date upon which the Tenant Improvements are substantially complete shall be known as the “TI Completion Delivery Date.”

1.3 Substantial Completion of the Tenant Improvements. Except as expressly set forth in Section 2.5 of the Lease, and even though Landlord shall retain the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, below, Landlord shall have no liability to Tenant, and the Lease Commencement Date shall not be adjusted, based on any delay in the TI Completion Delivery Date.

EXHIBIT B	140 NEW MONTGOMERY STREET
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SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount set forth in Section 13 of the Summary for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed (including furniture, fixtures and equipment attached to the walls, ceiling or slab) to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the first (1st) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling infrastructure designer must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements; PROVIDED FURTHER; HOWEVER, THAT (i) NOTWITHSTANDING THE FOREGOING, UPON REQUEST BY TENANT AT THE TIME OF TENANT’S REQUEST FOR LANDLORD’S APPROVAL OF THE “FINAL WORKING DRAWINGS, AS THAT TERM IS DEFINED IN SECTION 3.3, BELOW, LANDLORD SHALL NOTIFY TENANT WHETHER ALL OR ANY PORTION OF THE TENANT IMPROVEMENTS WILL BE REQUIRED TO BE REMOVED PURSUANT TO THE TERMS OF THIS SECTION 2.1, (ii) in no event shall Tenant be required to remove any Tenant Improvements which (a) are normal and customary business office improvements, (b) do not affect the Base Building, and (c) cannot be seen from the exterior of the Premises, and (iii) in no event shall Tenant be required to remove the catering kitchen permitted pursuant to the terms of Section 5.1 of the Lease.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.00 per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, and contractors’ fees and general conditions;

2.2.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

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2.2.6 The cost of connection of the Premises to the Building’s energy management systems;

2.2.7 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.8 Sales and use taxes and Title 24 fees; and

2.2.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord within ten (10) business days after full execution of this Lease. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time; provided however, Tenant shall not be obligated to comply with any such changes that are made after the date Landlord approves the Final Working Drawing, unless such change was required by Applicable Law.

2.4 Landlord’s Drawing Contribution. In addition to the Tenant Improvement Allowance, Landlord shall reimburse Tenant up to an amount equal to $5,000.00 (“Landlord’s Drawing Contribution”) to reimburse Tenant for the cost of a preliminary space plan prepared by the “Architect,” as that term is defined in Section 3.1, below. Landlord’s Drawing Contribution shall be paid by Landlord to Tenant after receipt of appropriate invoices and mechanic’s lien releases.

2.5 HVAC Allowance. Notwithstanding anything set forth in Section 3.2 of the Lease to the contrary, Tenant may elect, by written notice to Landlord on or before the Lease Commencement Date, to receive a credit against Tenant’s “HVAC Costs,” as that term is defined below, in lieu of the abatement of Base Rent and Direct Expenses with respect to the fourth (4th) full calendar month of the Lease Term (the “HVAC Credit”), as otherwise set forth in Section 3.2 of the Lease. If Tenant timely elects to receive the HVAC Credit, then the Base Rent and Direct Expenses applicable to the fourth (4th) month of the Lease Term shall not be abated and instead Tenant shall receive a credit in the amount of up to $441,648.00 to be applied by Tenant towards Tenant’s HVAC Costs. As used herein, “HVAC Costs” shall mean the actual and reasonable out-of-pocket costs incurred by Tenant in connection with the installation of supplemental HVAC units in the Premises as part of the Tenant Improvements.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. For the purposes of this Tenant Work Letter, Studio O+A is hereby approved as Tenant’s Architect. Tenant shall retain the engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval which will not be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by

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Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant hereby acknowledges that Landlord has provided to Tenant base building plans to allow to Tenant’s Architect (as identified in Section 3.1 above) to prepare a space plan showing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, mini-service kitchens, and the reception area, and file rooms (“Final Space Plan”). Tenant shall supply Landlord with four (4) copies signed by Tenant of the Final Space Plan. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Landlord to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors prepared by Tenant and approved by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2 Tenant’s Project Manager. Tenant shall retain a project manager (the “Project Manager”), subject to Landlord’s reasonable approval, to oversee the day-to-day construction of the Tenant Improvements and to direct the Contractor in connection with the construction of the Tenant Improvements. For the purposes of this Tenant

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Work Letter, The CRE Group is hereby approved as Tenant’s Project Manager. Landlord shall cause the Contractor to reasonably cooperate with Tenant and the Project Manager in connection with the construction of the Tenant Improvements.

4.2 Construction of Tenant Improvements.

4.2.1 Construction Contract; Cost Budget. Prior to Landlord’s execution of the construction contract and general conditions with Contractor (the “Contract”), Landlord shall submit the Contract to Tenant and Tenant shall have the right to negotiate the Contract directly with the Contractor, including without limitation any Contractor penalties in the Contract for delays in connection with the substantial completion of the Tenant Improvements; provided, however, the final form of Contract shall be subject to Landlord’s reasonable approval. The remaining terms of the Contract shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Notwithstanding the fact that Landlord shall sign the Contract, Landlord shall only be obligated to use commercially reasonable efforts to enforce the terms of the Contract when directed by Tenant and/or the Project Manager, and Landlord shall have no liability to Tenant if Contractor breaches its obligations under the Contract; provided, however, Landlord shall deliver to Tenant any and all penalty amounts Landlord receives from Contractor due to Contractor’s failure to perform its obligations under the Contract. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1 through 2.2.9, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall identify the amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be added to the Over-Allowance Amount and the Final Costs, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits.

4.2.2 Project Management .

4.2.2.1 Landlord’s General Conditions for Project Manager and Tenant Improvement Work. Tenant shall cause the Project Manager to comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord’s rules and regulations for the construction of improvements in the Building, (iii) Project Manager shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Project Manager of any changes which are necessary thereto, and Project Manager shall adhere to such corrected schedule; and (iv) Tenant and the Project Manager shall abide by all reasonable rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal $49,072.00 (i.e., an amount equal to $0.50 per rentable square foot of the Premises), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements. In the event of a conflict between the Approved Working Drawings and Landlord’s construction rules and regulations, Landlord, in its sole and absolute discretion, shall determine which shall prevail.

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4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or the Project Manager, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

4.2.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.2.4 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord four (4) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated John Lieu as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Seth Bland as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, which default is not cured after Tenant’s receipt of written notice and the expiration of any applicable cure period, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall be from a list of supplied by Landlord and shall all be union labor in compliance with the then existing master labor agreements.

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5.6 Bonding. If Landlord elects to procure a completion or performance bond in connection with the Tenant Improvements, such bond will be at Landlord’s sole cost and expense and will not be deducted from the Tenant Improvement Allowance.

5.7 No Miscellaneous Charges. Neither Tenant nor the Contractor shall be charged for parking (to the extent parking is available) or for the use of electricity, water, HVAC, security elevators, and/or hoists during the construction of the Tenant Improvements or during the Move-In Period.

5.8 Staging Area. In addition to Tenant’s rights with respect to storage space as provided for under the Lease, during the period prior to the Commencement Date, Tenant shall have the right, without the obligation to pay rent, to use empty space in the Building designated by Landlord for the purposes of storing and staging its furniture and equipment only, but only to the extent empty space in the Building is available for such use by Tenant, as Landlord shall reasonably determine. With respect to any such free storage space, Tenant shall be responsible for providing all insurance (as if the space were a part of the Premises) and for providing any protective facilities. Tenant shall hold Landlord harmless and shall indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with use of such storage space by Tenant. Tenant shall be obligated to remove all of the stored materials and its fencing and other facilities within five (5) business days after Tenant’s receipt of written notice from Landlord that such staging area is needed by Landlord for construction of another tenant’s premises, in which event comparable space, to the extent available (as reasonably determined by Landlord), shall be made available to Tenant as a substitute staging area.

5.9 Move-In Priority. Provided that Tenant has provided Landlord at least two (2) weeks’ prior written notice of Tenant’s move into the Building, Tenant shall have first (1st) priority to use (i) the passenger elevator dedicated to Tenant’s use pursuant to Section 6.1.6 of the Lease, and (ii) the Building’s freight elevator, during the weekend that Tenant moves into the Building, but only to the extent such priority use is necessary for Tenant to complete its move into the Premises over three (3) consecutive weekends in an orderly and efficient manner.

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SCHEDULE 1 TO EXHIBIT B

140 NEW MONTGOMERY STREET

BASE BUILDING CONDITION

The following describes the Base Building configuration of the core and shell for 140 New Montgomery Street (the “Base Building”). This information is based on current design intent and remains subject to change during final construction documentation. The Base Building is being designed to materially comply with the 2010 California Building Code, the 2010 San Francisco Building Code, and the 2010 California Historic Building Code, to the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for general office use. Any reference in these Base Building delivery Condition to the Base Building complying with and or all applicable laws and/or construction codes shall be deemed to mean that the Base Building shall comply with such applicable laws and/or construction codes to the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for general office use (assuming a normal and customary office occupancy density).

1.	Structure – A complete seismic retrofit is planned for the Base Building to bring it into peer-reviewed and permitted compliance in accordance with the above applicable codes.

a.	The existing structure is a 26-story concrete- and masonry-encased steel frame building with two levels of basement and five levels of mechanical penthouse above the main roof.

b.	The seismic retrofit incorporates new reinforced concrete shear walls at the core which extend from the foundation to the underside of the main roof on Level 27. Core walls are episodically stiffened with outrigger trusses located at Levels 6, 7, 17 and 18, and limited additional portions of the south and west facades are strengthened with new reinforced concrete overlay walls.

c.	Typical floor-to-floor height is approximately 13’-0” from top of floor slab to underside of ceiling slab, while Levels 2 and 3 have floor-to-floor heights of approximately 14’-4” and 16’-5” respectively, and Levels 21 through 26 have floor-to-floor heights that range from approximately 14’-4” to 20’-6”.

d.	Existing floor slabs are constructed of approximately 6” of concrete and reinforcing steel, and typical permitted floor loading is approximately 70 pounds per square foot.

2.	Envelope – The existing terra cotta and glazed brick façade is intended to be cleaned, appropriately patched to minimize opportunities for water intrusion and future degradation, and minimally-restored for aesthetic purposes. In other words, weathered historic fabric is intended to remain weathered historic fabric. New double-glazed, low-e operable windows are intended to be provided in the tenant spaces from Levels 3 through 26, while the existing historic windows at Levels 1 and 2 will be cleaned, re-glazed as necessary, and repainted, but will otherwise remain in place and sealed shut in accordance with historic renovation permit requirements. Existing predominant roof structures will be re-roofed to ensure water integrity and energy compliance.

3.	Core – Interior Base Building core elements are planned to be updated or reconstructed:

a.	The central core of each typical Base Building floor will provide seven (7) modernized elevators, two (2) central exit stairs (“Stairway A” and “Stairway C”); restrooms; a janitor closet; electrical room; and access to mechanical shafts.

b.	One (1) additional stair (“Stairway B”) is located at the westernmost perimeter.

c.	The Base Building vertical transportation system is planned to be completely modernized. No fewer than six (6) passenger elevators will provide secure computerized “destination control” service with minimum capacities of 3,000 pounds each at 700 feet per minute. Three (3) such elevators will serve Levels Basement – 22, and three (3) will serve Levels Basement – 26. One (1) dedicated new elevator will provide freight service for Levels Basement through 26, and will have a minimum capacity of 3,500 pounds capacity at 500 feet per minute. One (1) dedicated sidewalk elevator will facilitate loading from New Montgomery Street to the new core freight elevator.

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d.	Typical electrical rooms on each Level will have a lighting panel, a convenience panel, and a transformer. In addition, every third floor electrical room will have a panel to serve tenant HVAC equipment.

e.	Typical teledata rooms on each Level will have a grounding backbone and sleeves and a path to the MPOE.

f.	Mechanical shafts will be fully enclosed and fired rated in accordance with the above applicable codes, including fire smoke dampers at rated wall penetrations. Heating, cooling and plumbing connections will be stubbed at each Level and will be ready for tenant improvement connections for horizontal distribution.

g.	Restroom cores will include fully-functional and finished men’s and women’s restrooms at each Level. Finishes are planned to include ceramic tile at floors and wet walls, stone lavatory tops, stainless steel partitions, stainless steel accessories, finished ceilings, and lighting.

i)	Restroom cores on every third Level will include a janitor closet with mop sink.

ii)	Restrooms cores on every typical Level will include fire rated (in accordance with the above applicable codes), including fire smoke dampers at rated wall penetrations, enclosed shafts for exhaust and plumbing systems.

h.	All three (3) stairways serve as exits for all occupied Levels. The center Stairway A will generally maintain its historic configuration and finishes, and is planned to accommodate inter-floor travel. Stairway B will general maintain its historic configuration and finishes. Stairway C will be a newly constructed stairway. Stairway capacity and exiting widths are based on typical office occupancy loads.

4.	Interiors –

a.	Main Base Building lobby is an historic and architecturally significant feature which includes a unique, ornate, hand-painted, plaster ceiling, marble floors and walls, and brass doors and windows. The existing finishes and lighting will be renovated and refreshed to restore the lobby’s singular presence and grandeur.

b.	The main lobby improvements will include the addition of an appropriate security desk to provide a centralized location for security, monitoring and control systems.

c.	The main lobby will include seating areas and Wi-Fi to allow tenants and guests to work or to convene casual meetings.

d.	The elevator cab interiors will be completely refinished as part of the modernization in materials that complement the historic nature of the building.

e.	The elevator lobbies at Levels 2-26 will be unfinished and readied to accept tenant improvements. The tenant elevator lobbies will be delivered with existing marble wainscoting, drywall above elevator doors up to crown molding, existing call lights, elevator doors and frames to remain. Drywall at ceiling and walls above crown molding will be removed back to the base building raw substrate.

f.	Landlord will deliver the tenant elevator lobby to meet current governing codes including fire rated doors.

g.	The interiors of the upper Levels will be demolished and cleared of all existing finishes and readied for tenant improvements as more specifically set forth in sub-items “h” and “i,” below.

h.	Existing overhead concrete beams and underside of slab will be delivered free of previous existing construction materials and finishes to within two inches of the existing exposed concrete surface, including but not limited to, formwork nails, metal framing, pipes, unistrut and other miscellaneous items removed. If tenant wishes to have remaining, existing construction materials cut flush to exposed concrete surfaces, tenant will work with landlord to provide flush condition requirement prior to landlord’s general contractor performing the work and tenant will be responsible for additional cost.

i.	Interior surfaces of the exterior perimeter walls will be exposed brick and concrete. Tenant will have the option of leaving this natural surface exposed or covering it with a finished material. Tenant will not be allowed to paint the exposed brick. Exposed brick will be free of previous existing interior improvements or finishes including but not limited to drywall, plaster or miscellaneous framing, not including cosmetic markings.

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j.	Interior gypsum walls or shaftwall at cores to be provided unfinished or fire-taped as required. Finish taping, sanding and prep for paint or finish materials to be part of tenant improvements. Concrete core walls, shear walls or columns to be provided as unfinished concrete.

k.	Restrooms to be finished-out as described above.

l.	No ceilings are to be installed except in restrooms and primary Base Building lobby.

m.	Landlord will install a finish detail to existing window trim in accordance with the attached detail sheet “Modified ASK-B05”.

n.	Existing glass doors, transoms and frames at tenant floors will be salvaged by landlord for tenant re-use in mutually agreeable quantities. Tenant to advise landlord on desired quantities and existing materials to be salvaged. All such material shall be delivered to Tenant in their “as is” conditions as of the date of such delivery. Landlord will notify tenant of date by when such direction from tenant is required and the cost to Tenant for such salvage work.

o.

Existing concrete floor slabs will be delivered level to a tolerance of  1/4” in 10’ on a full-floor basis. If, after landlord demolition of existing interior improvements, the slab is reviewed and determined to be in a level condition acceptable to tenant, then no leveling work will be required.

5.	Mechanical Systems – Base Building heating, ventilation and cooling systems are available for tenant to ultimately provide conditioned air to all occupied Levels. Standard Base Building hours of operation will be Monday through Friday from 7am to 6pm, excluding building holidays.

a.	Mechanical plant planned to include chillers and heating hot water boiler systems designed to exceed Title 24 standards assuming loads of approximately 0.75w/sf power density, 1.1-watts/rsf for lighting and 200 rsf/person. Design setpoints are 75ºF for cooling and 70ºF for heating.

b.	Tenant spaces to be conditioned with landlord installed air handlers located at each floor that will be sized by to provide a maximum cooling of one ton per 500 SF.

i)	The existing operable windows will be replaced with new operable windows. The use of operable windows to condition the interior spaces or supplement mechanical air conditioning is an extremely efficient and effective method, especially in San Francisco’s climate.

ii)	The mechanical air conditioning system for the tenant interiors would utilize a landlord installed air handler at each Level that draws fresh air in from an exterior louver for distribution to a typical Variable Air Volume (VAV) duct and control box system. This system would utilize an air side economizer and allow for 100% outside air if desired.

iii)	Mechanical fan room construction will be by landlord, including insulation and double wall or similar construction, door and frame to provide a quiet condition with a noise criteria of NC/RC 40 in the adjacent open plan office area.

iv)	24/7 cooling can be accommodated either by the on-floor air side economizer VAV system or with a heat pump served by the chiller loop.

c.	Vertical distribution of chilled water and heating hot water provided from roof to each Level with a valve and stub-out.

d.	Domestic water will be stubbed-out with a valve at each Level. Drain and vent lines will be stubbed and capped at each Level.

e.	DDC Building Management System (BMS) to be provided and function to control Base Building systems.

f.	Electric, heating and cooling loads to be sub-metered by Tenant.

g.	Horizontal distribution of duct, piping and controls to be part of tenant improvements.

6.	Electrical Systems – Main electric service including switchboard to serve tenant lighting and power loads and Base Building electrical, mechanical and equipment loads.

a.	Electrical rooms and service as described in Section 6.1.2 of the Lease.

b.	A lighting control system is planned to be provided with the backbone and panels located in the electrical/teledata rooms. Lighting control components for tenant improvements to be part of tenant improvement scope.

SCHEDULE 1 TO
EXHIBIT B	140 NEW MONTGOMERY STREET
-3-	[Yelp Inc.]

c.	Emergency power for fire/life safety systems and certain minimal Base Building systems to be provided by a diesel generator located on the Basement Level.

d.	Conduits to be provided from teledata MPOE on Basement Level to riser locations. Eight (8) 4” sleeves planned to be provided at each closet between Levels. A riser management contractor will work with Base Building management and tenants to manage the telecommunication riser systems.

e.	Telecommunications bonding backbone and an insulated conductor planned to be installed at teledata closets, terminated at MPOE and connected to a ground rod and the main power ground bus.

f.	A fiber backbone is planned to be installed to support Base Building management and control systems with points of connection at each Level to accommodate tenant improvement building systems.

g.	Tenant is permitted to the non-exclusive use the riser closets adjacent to the building core for its own use such as an IDF closet. Riser closets are cooled using outside air and have no dedicated cooling; any supplemental cooling required must be provided by tenant.

7.	Safety/Security – New Base Building fire/life safety and security systems are planned to be installed.

a.	Base Building is to be fully sprinklered and monitored as required by code for an undivided occupancy with upturned heads typical in undemised areas.

b.	Base Building life safety system distribution (smoke detectors, annunciators, strobes, etc.) planned to be installed as required by code for core and common areas. System requirements for demised interior improvements by tenant.

c.	Base Building access control systems planned to be provided which will allow for authorized off-hours access at certain exterior lobby doors, parking areas, bicycle areas, other amenity areas, and elevators. Customizable system configurations and expansion opportunities intended to accommodate tenant improvements as part of individual tenant improvement scope.

8.	Other –

a.	Base Buildings designed to meet no less than the United Stated Green Building Council (USGBC) Leadership for Energy and Environmental Design (LEED) NC 2.0 Gold standard.

b.	Base Building designed to be compliant with applicable building codes, including Title 24 and ADA requirements for the newly constructed portions of the Base Building. Existing historic lobby and existing exit stairs to be sensitively renovated while still maintaining the required historic character.

c.	Exterior courtyard sculpture garden planned to include a partially-covered entry area, paving systems, seating, artwork, landscaping, irrigation and lighting.

d.	Bicycle storage, lockers, bike repair area, and bike racks planned to be provided on the Basement Level.

e.	Men’s and Women’s locker and shower facilities to be provided on the Basement Level.

f.	Base Building includes all common area facilities and support such as, but not limited to: loading areas, trash collection areas, main telecommunications points of entry and distribution rooms, transformer vaults, main switch gear room, emergency generator systems and facilities, engineering and maintenance systems and facilities, and all other systems and facilities necessary to service and maintain the Base Building in a first class manner.

SCHEDULE 1 TO
EXHIBIT B	140 NEW MONTGOMERY STREET
-4-	[Yelp Inc.]

EXHIBIT C

140 NEW MONTGOMERY STREET

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at 140 New Montgomery Street, San Francisco, California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at or rent should be transmitted to by .

5.	The exact number of rentable square feet within the Premises is square feet.

6.	Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is %.

“Landlord”:

,

a

By:

Its:

EXHIBIT C	140 NEW MONTGOMERY STREET
-1-	[Yelp Inc.]

Agreed to and Accepted as

of            , 200    .

“Tenant”:

a

By:

Its:

EXHIBIT C	140 NEW MONTGOMERY STREET
-2-	[Yelp Inc.]

EXHIBIT D

140 NEW MONTGOMERY STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, to the extent the nonperformance of said Rules and Regulations by another tenant or occupant of the Building adversely impacts Tenant’s ability to use the Premises for the Permitted Use, then Landlord shall use commercially reasonable efforts to enforce such Rules and Regulations against such nonperforming tenant or occupant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises (except for Tenant’s safes, vaults and security areas) without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys per floor will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the downtown San Francisco, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing at no cost to Tenant. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord. The terms of this provision shall not be applicable to the use of Tenant’s dedicated elevator; provided, however, Tenant shall not use its dedicated elevator to move heavy and/or bulky object that may damage the elevator and/or the furnishes inside the cab of the elevator.

EXHIBIT D	140 NEW MONTGOMERY STREET
-1-	[Yelp Inc.]

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall (except for hanging picture or other artwork) or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not reasonably approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material, except for normal cleaning materials and office supplies.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals or birds (other than service animals/birds and Tenant’s Dog), aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

EXHIBIT D	140 NEW MONTGOMERY STREET
-2-	[Yelp Inc.]

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

EXHIBIT D	140 NEW MONTGOMERY STREET
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28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, Landlord shall not enact any such Rules and Regulations intended to discriminate against Tenant vis-à-vis the other tenants of the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D	140 NEW MONTGOMERY STREET
-4-	[Yelp Inc.]

EXHIBIT E

140 NEW MONTGOMERY STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 20            by and between             as Landlord, and the undersigned as Tenant, for Premises on the             floor(s) of the office building located at 140 New Montgomery Street, San Francisco, California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on             .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant and Landlord shall not materially modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $            .

8. To the best of Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10. To the best of Tenant’s knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT E	140 NEW MONTGOMERY STREET
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11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. To the best of Tenant’s knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. To the best of Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14. To the best of Tenant’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. To the best of Tenant’s knowledge, all work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

15. Under the Lease, Tenant has the right to cause an audit and/or an accounting to be performed of Landlord’s operations and/or books and records pertaining to operating expenses and taxes. Such an audit and/or accounting could result in a claim or an offset for rents paid under the Lease. Tenant’s execution of this Estoppel Certificate notwithstanding, Tenant reserves its right to perform such an audit and/or accounting and to assert any claims or offsets resulting therefrom.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                     on the             day of             , 20    .

“Tenant”:

,

a

By:

Its:

By:

Its:

EXHIBIT E	140 NEW MONTGOMERY STREET
-2-	[Yelp Inc.]

EXHIBIT F

140 NEW MONTGOMERY STREET

MARKET RENT ANALYSIS

When determining Market Rent, the following rules and instructions shall be followed.

1. RELEVANT FACTORS. The “Market Rent,” as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit F) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions”. The “Market Rent,” as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of 40,000 rentable square feet of space or greater transactions, for a comparable term, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”). The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit F and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iii) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises and/or improvement allowances granted to Tenant, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users (as contrasted to the Tenant), provided, for purposes of determining the Market Rent, in no event shall the value of such existing improvements exceed $60.00 per rentable square foot of the Premises, and (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the Comparable Transactions.

2. TENANT SECURITY. The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3. TENANT IMPROVEMENT ALLOWANCE. If, in determining the Market Rent for an Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Option Space (the “Option Term TI Allowance”), Landlord shall fund such Option Term TI Allowance (as opposed to offsetting all or a portion of the Option Term TI Allowance against the rental rate component of the Market Rent).

4. COMPARABLE BUILDINGS. For purposes of this Lease, the term “Comparable Buildings” shall mean the Building and those certain other first-class premier historical office buildings located in the financial district area of San Francisco, California. With respect to Comparable Transactions that are not located in the Building, the

EXHIBIT F	140 NEW MONTGOMERY STREET
-1-	[Yelp Inc.]

Market Rent shall be adjusted, if necessary, to take into consideration the size, location, quality of construction (including historical renovations), views, and services and amenities of the Comparable Buildings as they the relate to the Building, as well as the historical differences in rental rates typically achieved at the Comparable Buildings as compared to the Building.

5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1 The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3 The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to 8.0%) to the lease commencement date, resulting in a net present value estimate.

5.4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate applicable the Option Term.

EXHIBIT F	140 NEW MONTGOMERY STREET
-2-	[Yelp Inc.]

EXHIBIT G

140 NEW MONTGOMERY STREET

FORM OF LETTER OF CREDIT

Wells Fargo Bank, N.A.

U. S. TRADE SERVICES – Standby Letters of Credit

MAC A0195-212

One Front Street, 21st Floor

San Francisco, CA. 94111

Phone: 1(800) 798-2815 Option 1

E-Mail: sftrade@wellsfargo.com

IRREVOCABLE STANDBY LETTER OF CREDIT

NUMBER

Issue Date:

BENEFICIARY:	APPLICANT:
[INSERT NAME AND ADDRESS]	[INSERT NAME AND ADDRESS]

Attn:

LETTER OF CREDIT ISSUE AMOUNT US$[IN FIGURES.00]	EXPIRY DATE:	[INSERT INITIAL EXPIRY DATE]

Ladies and Gentlemen:

At the request and for the account of the above referenced applicant, we hereby issue our Irrevocable Standby Letter of Credit in your favor in the amount of [INSERT AMOUNT IN WORDS and NO/100 United States Dollars [US$IN FIGURES.00] available with us at our above office by payment against presentation of the following documents:

1. A draft drawn on us at sight marked “Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No.             .”

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Beneficiary’s signed and dated statement worded as follows (with the instructions in brackets therein complied with):

“The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank Letter of Credit No.             certifies that the amount of the draft accompanying this statement represents the amount due to Beneficiary pursuant to and in connection with that certain Lease dated [INSERT DATE] between [INSERT NAME OF BENEFICIARY] and [INSERT NAME OF APPLICANT] (as such lease may be amended, restated or replaced).”

OR

EXHIBIT G	140 NEW MONTGOMERY STREET
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“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No.             as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a State Bankruptcy Code by the tenant under that certain office lease dated [insert lease date], as amended (collectively, the “lease”), which filing has not been dismissed at the time of this drawing.”

OR

“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No.             as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a State Bankruptcy Code against the tenant under that certain office lease dated [insert lease date], as amended (collectively, the “lease”), which filing has not been dismissed at the time of this drawing.”

OR

“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No.             as the result of the rejection, or deemed rejection, of that certain office lease dated [insert lease date], as amended, under section 365 of the U.S. Bankruptcy Code.”

Multiple and partial drawing(s) are permitted under this Letter of Credit; provided, however, that the total amount of any payment(s) made under this Letter of Credit will not exceed the total amount available under this Letter of Credit.

This Letter of Credit expires at our above office on e.g. December 31, 2012. It is a condition of this Letter of Credit that such expiration date shall be deemed automatically extended, without written amendment, for one year periods to December 31 in each succeeding calendar year, unless at least thirty (30) days prior to such expiration date we send written notice to you at your address above by overnight courier or registered mail that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice.

Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may draw under this Letter of Credit, on or before the Expiration Date specified in such notice, by presentation of the following documents to us at our above address:

1. A draft drawn on us at sight marked “Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No.             .”

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Your signed and dated statement worded as follows (with the instructions in brackets therein complied with):

“The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank, N. A. Letter of Credit No.             , hereby certifies that it has received notification from Wells Fargo Bank, N.A. that this letter of credit will not be extended past its current expiration date. The undersigned further certifies that (i) as of the date of this statement, it has not received a letter of credit or other instrument acceptable to it as a replacement; and (ii) [INSERT NAME OF APPLICANT] has not been released from its obligations.”

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions as that of the beneficiary’s without any further validation.

EXHIBIT G	140 NEW MONTGOMERY STREET
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This Letter of Credit is transferable one or more times, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through Wells Fargo Bank, N.A. and only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto and payment of our transfer fee. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall automatically be substituted for that of the beneficiary wherever such beneficiary’s name appears within this Standby Letter of Credit. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account, but shall not exceed [MAXIMUM AMOUNT TO BE INSERTED—$            ].

We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit [(including, without limitation, any refusal to transfer this Letter of Credit)] that is required by such laws, regulations, or orders.

We hereby engage with you that each draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at One front Street, 21st Floor MAC A0195 - 212, San Francisco, CA. 94111, Attention: US Trade Services - Standby Letters of Credit on or before the above stated expiry date, or any extended expiry date if applicable.

Presentation of a drawing under this letter of credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this letter of credit to our facsimile number, [insert fax number – (            )             -            ], attention: [insert appropriate recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [insert telephone number – (            )             -            ] or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number. We agree to notify you in writing, by nationally recognized overnight courier service, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and letter of credit are being remitted, for delivery on the next business day, to [insert bank name] at the applicable address for presentment pursuant to the paragraph following this one.

In the event that the original of this standby letter of credit is lost, stolen, mutilated, or otherwise destroyed, we hereby agree to issue a duplicate original hereof upon receipt of a written request from you and a certification by you (purportedly signed by your authorized representative) of the loss, theft, mutilation, or other destruction of the original hereof.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.

Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to the International Standby Practice 1998, International Chamber of Commerce Publication No. 590

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

EXHIBIT G	140 NEW MONTGOMERY STREET
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The original of this Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number to Wells Fargo Bank, N.A., Attn: One front Street, 21st Floor MAC A0195 - 212, San Francisco, CA. 94111, Attention: US Trade Services - Standby Letters of Credit (Hours of operation: 8:00am PST to 5:30pm PST)

All phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals at

1-800-798-2815, Option 1.

EXHIBIT G	140 NEW MONTGOMERY STREET
-4-	[Yelp Inc.]

Exhibit A to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS

TO:	WELLS FARGO BANK, N. A.	Date:
Northern California Trade Services Division
One Front Street, 21st Floor
San Francisco, California 94111

LETTER OF CREDIT INFORMATION	Wells Fargo Bank, N. A. Letter of Credit No.: NZS

For value received, the undersigned beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the “Credit”) to the following transferee (the “Transferee”):

Name of Transferee

Address

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor’s consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

TRANSFEROR’S SIGNATURE GUARANTEED BY:

[Bank’s Name]	[Transferor’s Name]

By:	By:

Printed Name:	Printed Name:

Title:	Title:

[a corporate notary acknowledgement or

a certificate of authority with corporate seal is

acceptable in lieu of bank guarantee above]

EXHIBIT G	140 NEW MONTGOMERY STREET
-5-	[Yelp Inc.]

EXHIBIT H

FORM OF SNDAA

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Attn:

Loan No.

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of             , 2012 by and among STOCKBRIDGE 138 NEW MONTGOMERY, LLC, a Delaware limited liability company, having an address at 4 Embarcadero Center, Suite 3300, San Francisco, CA 94111 (“Lessor”),             , as             , having an address at             (“Lessee”) and BREF III SERIES B LLC , a Delaware limited liability company, having an address at Three World Financial Center, New York, New York 10281, as administrative agent for the lenders (collectively, “Lenders”) from time to time party to the Loan Agreement (as defined below) (in such capacity, “Administrative Agent”).

R E C I T A L S

A.	Pursuant to the terms and provisions of a lease dated as of , 2012(“Lease”), Lessor, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Lessor has executed that certain Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, recorded in the official records of San Francisco County on February 17, 2012 as Instrument No. 2012J356286 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Deed of Trust”) securing, among other things, one or more promissory notes (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) in the aggregate maximum principal sum of up to $100,000,000.00 and other obligations evidenced by or described in that certain Construction Loan Agreement dated on or about February 17, 2012 by and among Administrative Agent, Lenders and Lessor (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Deed of Trust, the Note, the Loan Agreement and all other documents evidencing or securing the Loan delivered in connection therewith are herein referred to collectively as the “Loan Documents”.

EXHIBIT H	140 NEW MONTGOMERY STREET
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C.	As a condition to making the extensions of credit secured by the Deed of Trust, Administrative Agent requires that, subject to the terms and conditions of this Agreement, the Lease be unconditionally subordinate to the Deed of Trust, subject to the terms of this Agreement.

D.	Lessor and Lessee have agreed to the subordination, non-disturbance and attornment and other agreements herein.

NOW THEREFORE, for valuable consideration, Lessor, Administrative Agent and Lessee hereby agree as follows:

1.	SUBORDINATION.

1.1	Prior Lien. Lessee hereby agrees (and Lessor hereby consents to such agreement) that the Deed of Trust securing the Note in favor of Administrative Agent, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Subject to the provisions of Section 6 below, Lessee intentionally and unconditionally subordinates all of Lessee’s rights under the Lease and all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust, subject to the terms of this Agreement; and

1.3	Whole Agreement. This Agreement shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to the subordination of the Lease to the lien of the Deed of Trust, including, without limitation, those provisions, if any, contained (a) in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages or (b) in any other agreement as to such subordination insofar as it would affect the priority between the Deed of Trust and the Lease.

1.4	Use of Proceeds. Lessee hereby acknowledges and agrees that neither Administrative Agent nor any Lender, in making any disbursements (including, without limitation, of insurance proceeds) pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under any obligation or duty to Lessee, nor has Administrative Agent or any Lender represented to Lessee that it will, see to the application of such proceeds by the person or persons to whom Administrative Agent or such Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Reliance. Lessee understands that Administrative Agent would not enter into this Agreement but for said reliance upon Lessee’s agreements in this Agreement.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Administrative Agent.

3.	ESTOPPEL. Lessee acknowledges and represents that:

3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral, EXCEPT ;

EXHIBIT H	140 NEW MONTGOMERY STREET
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3.2	No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease;

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”) ; and

3.5	No Broker Liens. Neither Lessee nor Lessor has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): [LIST OF EXISTING CLAIMS HERE].

4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Administrative Agent is the Beneficiary under the Deed of Trust:

4.1	Amendment, Modification, Termination and Cancellation. Lessee acknowledges and agrees that Lessor may have to obtain Administrative Agent’s consent to certain amendments, modifications, terminations and cancellations of the Lease as required by the Loan Documents and that neither Administrative Agent nor any Lender shall be liable for, or subject to any material amendment or modification, or any termination or cancellation of a Lease unless such consent (if required) is given;

4.2	Notice of Default. Lessee will notify Administrative Agent in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Administrative Agent has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Administrative Agent, if Administrative Agent cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Administrative Agent within such fifteen (15) day period, the commencement of action by Administrative Agent within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Administrative Agent pursues such cure with diligence;

4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4	Assignment of Rents. Upon receipt by Lessee of written notice from Administrative Agent that Administrative Agent has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Administrative Agent, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5.	ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Administrative Agent (including for this Section 5 any transferee of Administrative Agent or any transferee of Lessor’s title in and to the Property by Administrative Agent’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1	Payment of Rent. Lessee shall pay to Administrative Agent all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Administrative Agent in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to

EXHIBIT H	140 NEW MONTGOMERY STREET
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Administrative Agent as its landlord, such attornment to be effective and self operative without the execution of any further instrument immediately upon Administrative Agent succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Neither Administrative Agent nor any Lender shall be liable for, or otherwise subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Administrative Agent.

5.4	Delivery of Premises; Tenant Improvements. If Administrative Agent or any Lender shall succeed to the rights of Lessor under the Lease following foreclosure or deed in lieu of foreclosure, then, so long as the Lease remains in full force and effect and Lessee is not in material default thereunder after receipt of written notice and the expiration of any applicable cure period, in each case, to the extent required under the Lease, Administrative Agent or Lender (or their successor(s) in interest) shall complete any uncompleted portion of the Landlord Work (as defined in the Lease) and fund any unfunded portion of the Tenant Improvement Allowance (as defined in the Lease), in each case, subject to and in accordance with the terms of the Lease as modified by the terms of this Agreement Further, in no event shall Administrative Agent or any Lender be liable to Tenant for any amount under Section 2.5 of the Lease unless and until such time as Administrative Agent or Lender (or their successor(s) in interest) (i) succeeds to the rights of Lessor under the Lease following foreclosure or deed in lieu of foreclosure and (ii) fails to complete the Landlord Work (as defined in the Lease) in accordance with the terms of the Lease). Notwithstanding anything in the Lease or this Agreement to the contrary, if Administrative Agent or any Lender is liable to Tenant pursuant to the immediately preceding sentence, Tenant’s exclusive remedy shall be to obtain a credit against Base Rent (as defined in the Lease) to the extent of the amount due to Tenant under Section 2.5 of the Lease. For the avoidance of doubt, neither Administrative Agent nor any Lender shall be obligated to make any cash payment to Tenant with respect to any amount due under Section 2.5 of the Lease.

5.5	Subsequent Transfer. If Administrative Agent, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Administrative Agent where such transferee succeeds to the interest of Lessor under the Lease, all of such obligations, to the extent accruing from and after the date of such transfer, shall terminate as to Administrative Agent; and

5.6	Purchase Option; Right of First Refusal; Insurance or Condemnation Proceeds. Neither Administrative Agent nor any Lender shall be liable for, or subject to, any option to purchase with respect to the Property, any right of first refusal with respect to the Property, any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust, except, in each case, to the extent expressly provided in a Lease that has been approved by Administrative Agent.

6.	NON DISTURBANCE. In the event of any sale, assignment or transfer of Lessor’s interest under the Lease pursuant to the exercise of any remedy of Administrative Agent under the Deed of Trust or assignment of leases and rents, by foreclosure, trustee’s sale, deed or assignment in lieu of foreclosure, or otherwise; or any other transfer of Lessor’s interest in the Property under peril of foreclosure, so long as Lessee shall not be in material default (beyond receipt of any applicable notice and the expiration of cure period provided in the Lease), Administrative Agent agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such event, but rather the Lease shall continue in full force and effect and Administrative Agent shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement.

7.	MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

EXHIBIT H	140 NEW MONTGOMERY STREET
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7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessor, Lessee or Administrative Agent appearing in the preamble of this Agreement, provided that notices to the Administrative Agent should be to the attention of and reference Loan Number provided, further, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument;

7.4	Remedies Cumulative. All rights of Administrative Agent herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

INCORPORATION. Exhibit A [is] [and Lease Guarantor’s Consent are] attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“LESSOR” STOCKBRIDGE 138 NEW MONTGOMERY, LLC, a Delaware limited liability company

By:
Name:
Its:

“LESSEE” NAME OF LESSEE HERE

By:
Name:
Its:

“ADMINISTRATIVE AGENT” [BREF III SERIES B LLC , a Delaware limited liability company]

By:
Name:
Its:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT H	140 NEW MONTGOMERY STREET
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EXHIBIT A

Loan No.

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as “Lessor”, NAME OF LESSEE HERE, as “Lessee”, and             , as “Administrative Agent”.

All that certain real property located in the County of San Francisco, State of California, described as follows:

APN

EXHIBIT H	140 NEW MONTGOMERY STREET
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STATE OF CALIFORNIA

COUNTY OF                      SS.

On                                         before me,                                         , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                      .

EXHIBIT H	140 NEW MONTGOMERY STREET
-1-	[Yelp Inc.]

STATE OF CALIFORNIA

COUNTY OF                      SS.

On                                         before me,                                         , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                      .

EXHIBIT H	140 NEW MONTGOMERY STREET
-2-	[Yelp Inc.]

STATE OF CALIFORNIA

COUNTY OF                      SS.

On                                         before me,                                         , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                      .

EXHIBIT H	140 NEW MONTGOMERY STREET
-3-	[Yelp Inc.]

EXHIBIT I

TELECOMMUNICATIONS EQUIPMENT AREA

Level 27 Roof

EXHIBIT I	140 NEW MONTGOMERY STREET
-1-	[Yelp Inc.]

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of the 14th day of December, 2012, by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company ("Landlord"), and YELP INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated May 9, 2012 (the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 98,144 rentable square feet of space (the "Initial Premises"), consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire 7th floor and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor and more commonly known as Suite 1100; and (viii) 12,268 rentable square feet of space consisting of the entire 12th floor and more commonly known as Suite 1200, of that certain office building located at 140 New Montgomery Street, San Francisco, California (the "Building").

B. Tenant desires to expand the Initial Premises to include approximately 12,268 rentable square feet of space consisting of the entire 4th floor and more commonly known as Suite 400 of the Building (the "Fourth Floor Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2. Modification of Premises. Effective as of the date of this First Amendment, the Initial Premises shall be expanded to include the Fourth Floor Premises. Except as expressly set forth in this First Amendment, all of the terms of the Lease shall apply to the Fourth Floor Premises as if the Fourth Floor Premises were originally part of the Initial Premises.

3. Lease Term. The term of Tenant's lease of the Fourth Floor Premises shall commence coterminously with Tenant's lease of the Initial Premises on the Lease Commencement Date and shall expire coterminously with Tenant's Lease of the Initial Premises on the Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended.

3.1. Beneficial Occupancy. Tenant shall have the right to occupy the Fourth Floor Premises prior to the Lease Commencement Date, pursuant to Section 2.3 of the Lease.

3.2. Late Delivery of Premises. Landlord and Tenant hereby acknowledge and agree that all references to "the Premises" in the Tenant Work Letter, attached to the Lease as Exhibit B (the "Tenant Work Letter"), shall hereinafter refer to, collectively, the Initial Premises and the Fourth Floor Premises. Section 2.5 of the Lease shall be applicable to the Fourth Floor Premises as if it was part of the Initial Premises.

4. Base Rent. Tenant shall pay Base Rent for the Initial Premises in accordance with the terms of Article 3 of the Lease, and Tenant shall pay to Landlord monthly installments of Base Rent for the Fourth Floor Premises as follows:

			Approximate Annual
		Monthly Installment	Rental Rate per
Lease Year	Annual Base Rent	of Base Rent	Rentable Square Foot
1	$613,400.00	$51,116.67	$50.00
2	$631,802.00	$52,650.17	$51.50
3	$650,756.06	$54,229.67	$53.05
4	$670,278.74	$55,856.56	$54.64
5	$690,387.10	$57,532.26	$56.28
6	$711,098.72	$59,258.23	$57.96
7	$732,431.68	$61,035.97	$59.70
8	$754,404.63	$62,867.05	$61.49

The Base Rent for the first full month of Tenant's lease of the Fourth Floor Premises during the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this First Amendment.

4.1. Abated Base Rent. Subject to the terms of Section 2.5 of the Tenant Work Letter, and provided that an Option Nullification Default, as that term is defined in Section 1.3.7 of the Lease, has not occurred under the Lease, as amended, then during the first (1st) , second (2nd), third (3rd) , fourth (4th) , thirteenth (13th) and thirty-seventh (371) full calendar months of the Lease Term (the "Fourth Floor Premises Rent Abatement Period") Tenant shall not be obligated to pay any Base Rent or Direct Expenses otherwise attributable to the Premises (the "Fourth Floor Premises Rent Abatement"). Tenant acknowledges and agrees that the foregoing Fourth Floor Premises Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. Except as specifically set forth in this Section 4.1, the terms and conditions of Section 3.2 of the Lease shall apply to the Fourth Floor Premises Rent Abatement.

5. Tenant's Share of Building Direct Expenses. Notwithstanding anything to the contrary in the Lease, effective as of the date of this First Amendment, Tenant's Share shall equal approximately thirty-seven and thirty-one hundredths percent (37.31%). Except as specifically set forth in this Section 5, Tenant shall pay Tenant's Share of Building Direct Expenses in connection with the Premises as set forth in Article 4 of the Lease.

6. Fourth Floor Premises Improvements. Except as specifically set forth in the this First Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Fourth Floor Premises. Landlord shall construct the Tenant Improvements in the Fourth Floor Premises pursuant to the terms of the Tenant Work Letter. Landlord and Tenant hereby acknowledge and agree that, effective as of the date of this First Amendment, the Tenant Improvement Allowance set forth in Section 13 of the Summary of the Lease shall be amended and restated as "$6,624,720 (i.e., $60.00 per rentable square foot of the Premises, multiplied by 110,412 rentable square feet)."

6.1. Modification of Expansion Space. Landlord and Tenant hereby acknowledge and agree that Tenant shall continue to have the right to lease expansion space as set forth in Section 1.3 of the Lease, provided that, effective as of the date of this First Amendment:

6.1.1 the term "Expansion Space l," as defined in Section 1.3.1 of the Lease, shall be redefined as "12,268 rentable square feet of space consisting of the entire thirteenth (13th) floor of the Building and more commonly known as Suite 1300"; and

6.1.2 the annual Base Rent payable by Tenant for Expansion Space 1, as set forth in Section 1.3.4 of the Lease shall amended as restated as "equal to (i) $61.50" per rentable square foot, and shall be subject to the annual increase as set forth in Section 1.4.3 of the Lease.

7. Subordination. Concurrently with the execution of this First Amendment, Landlord, at Landlord's sole cost and expense, shall deliver to Tenant an SNDAA, as that term is defined in Article 18 of the Lease and in the form attached as Exhibit H of the Lease, with respect to the Fourth Floor Premises from any and all Superior Holders existing as of the date of this First Amendment.

8. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than CBRE, Inc. and The CAC Group, Inc. (the "Brokers") and that they know of no real estate broker or agent who is entitled to a commission in connection with this First Amendment other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

9. Parking. Tenant shall be entitled to rent one (1) unreserved parking pass in connection with Tenant's lease of the Fourth Floor Premises (the "Fourth Floor Premises Parking Pass"), which Tenant shall lease in accordance with the provisions of Section 29.32 of the Lease.

10. Letter of Credit. Landlord and Tenant acknowledge that, pursuant to the terms of the Lease, Tenant has delivered to Landlord an L-C in the amount of Three Million Nine Hundred Seventy-Four Thousand Eight Hundred Thirty-Two and 00/100 Dollars ($3,974,832.00). Tenant shall increase the L-C Amount, on or before July 1, 2013, to an amount equal to Four Million Four Hundred Seventy-One Thousand Six Hundred Eighty-Six and 00/100 Dollars ($4,471,686.00). Landlord and Tenant hereby acknowledge and agree that, effective as of the date of this First Amendment, Section 21.3.2 of the Lease shall be amended and restated as follows:

"Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease, the L-C Amount shall be reduced as follows:

Date of Reduction	L-C Amount*
Fifth (5th) anniversary of the Lease Commencement Date	$2,980,826.00
Sixth (6th) anniversary of the Lease Commencement Date	$1,490,413.00
*To the extent the L-C Amount has been increased pursuant to the terms of Section 1.3.4 of this Lease, above, the reduced L-C Amounts set forth in this table, above, shall be proportionally increased (based on the same ratio of the initial L-C Amount to the reduced L-C Amount set forth above) by the amount of the increase to the L-C Amount pursuant to Section 1.3.4.

Notwithstanding anything to the contrary set forth in this Section 21.3.2, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease, but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant."

11. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Fourth Floor Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"

STOCKBRIDGE 138 NEW MONTGOMERY	YELP INC.,
LLC, a Delaware limited liability company	a Delaware corporation

By: /s/ Kristin Renaudin	By: /s/ Rob Krolik

Name: Kristin Renaudin	Name: Rob Krolik

Title: Vice President	Title CFO

EXHIBIT A

140 NEW MONTGOMERY STREET

OUTLINE OF FOURTH FLOOR PREMISES

Note: The following is applicable to floor 4.

EXHIBIT A

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment") is made and entered into as of the 30th day of May, 2013, by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company ("Landlord"), and YELP INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated May 9, 2012 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated December 14, 2012 (the "First Amendment"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 110,412 rentable square feet of space (the "Initial Premises"), consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire 7th floor and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor and more commonly known as Suite 1100; (viii) 12,268 rentable square feet of space consisting of the entire 12 floor and more commonly known as Suite 1200; and (ix) 12,268 rentable square feet of space consisting of the entire 4th floor and more commonly known as Suite 400, of that certain office building located at 140 New Montgomery Street, San Francisco, California (the "Building"). The Office Lease and the First Amendment are collectively referred to herein as the "Lease".

B. Tenant desires to expand the Initial Premises to include approximately 12,364 rentable square feet of space consisting of the entire 2nd floor and more commonly known as Suite 200 of the Building (the "Second Floor Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2. Modification of Premises. Effective as of the date of this Second Amendment, the Initial Premises shall be expanded to include the Second Floor Premises. Except as expressly set forth in this Second Amendment, all of the terms of the Lease shall apply to the Second Floor Premises as if the Second Floor Premises were originally part of the Initial Premises.

3. Lease Term. The term of Tenant's lease of the Second Floor Premises shall commence coterminously with Tenant's lease of the Initial Premises on the Lease Commencement Date and shall expire coterminously with Tenant's lease of the Initial Premises on the Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended.

3.1. Beneficial Occupancy. Tenant shall have the right to occupy the Second Floor Premises prior to the Lease Commencement Date, pursuant to Section 2.3 of the Office Lease.

3.2. Late Delivery of Second Floor Premises. Landlord and Tenant hereby acknowledge and agree that Section 2.5 of the Office Lease shall not apply to the Second Floor Premises. Notwithstanding the foregoing, if Landlord fails to cause the Tenant Improvement Commencement Delivery Date with respect to the Second Floor Premises to occur on or before July 1, 2013, then the Lease Commencement Date with respect to the Second Floor Premises shall be delayed by one (1) day for each day that occurs after July 1, 2013 and before the Tenant Improvement Commencement Delivery Date with respect to the Second Floor Premises.

4. Base Rent. Tenant shall pay Base Rent for the Initial Premises in accordance with the Lease, and Tenant shall pay to Landlord monthly installments of Base Rent for the Second Floor Premises as follows:

			Approximate Annual
		Monthly Installment	Rental Rate per
Lease Year	Annual Base Rent	of Base Rent	Rentable Square Foot
1	$680,019.96	$56,668.33	$55.000
2	$700,420.56	$58,368.38	$56.650
3	$721,433.16	$60,119.43	$58.350
4	$743,076.24	$61,923.02	$60.100
5	$765,368.52	$63,780.71	$61.903
6	$788,329.56	$65,694.13	$63.760
7	$811,979.40	$67,664.95	$65.673
8	$836,338.80	$69,694.90	$67.643

The Base Rent for the first full month of Tenant's lease of the Second Floor Premises during the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Second Amendment.

4.1. Abated Base Rent. Provided that an Option Nullification Default, as that term is defined in Section 1.3.7 of the Office Lease, has not occurred under the Lease, as amended, then during the first (1st), second (2nd), third (3rd), thirteenth (13th) and thirty-seventh (37th) full calendar months of the Lease Term (the "Second Floor Premises Rent Abatement Period") Tenant shall not be obligated to pay any Base Rent or Direct Expenses otherwise attributable to the Premises (the "Second Floor Premises Rent Abatement"). Tenant acknowledges and agrees that the foregoing Second Floor Premises Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. Except as specifically set forth in this Section 4.1, the terms and conditions of Section 3.2 of the Office Lease shall apply to the Second Floor Premises Rent Abatement.

5. Tenant's Share of Building Direct Expenses. Notwithstanding anything to the contrary in the Lease, effective as of the Lease Commencement Date with respect to the Second Floor Premises, Tenant's Share with respect to the Second Floor Premises shall equal approximately four and eighteen hundredths percent (4.18%). Except as specifically set forth in this Section 5, Tenant shall pay Tenant's Share of Building Direct Expenses in connection with the Second Floor Premises pursuant to Article 4 of the Office Lease.

6. Second Floor Premises Improvements. Except as specifically set forth in the this Second Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Second Floor Premises. Landlord shall construct the Tenant Improvements in the Second Floor Premises pursuant to the terms of the Tenant Work Letter, attached to the Office Lease as Exhibit B (the "Tenant Work Letter"),; provided, however, in connection with this Second Amendment:

6.1. All references to the "Premises" in the Tenant Work Letter shall refer to the Second Floor Premises only;

6.2. The TI Commencement Delivery Date, as that term is defined in Section 1.2.3 of the Tenant Work Letter, shall occur on or before July 1, 2013.

6.3. The Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter, shall be an amount equal to Seven Hundred Forty-One Thousand Eight Hundred Forty and 00/100 Dollars ($741,840.00) (i.e., $60.00 per rentable square foot of the Second Floor Premises, multiplied by 12,364 rentable square feet);

6.4. There shall be no Landlord Drawing Contribution, as that term is defined in Section 2.4 of the Tenant Work Letter, in connection with the Second Floor Premises;

6.5. The Coordination Fee, as that term is defined in Section 4.2.2.1 of the Tenant Work Letter, shall be an amount equal to Six Thousand One Hundred Seventy-Seven and 00/100 Dollars ($6,166.00) (i.e., an amount equal to $0.50 per rentable square foot of the Second Floor Premises);

6.6. Landlord and Tenant hereby acknowledge that Tenant has elected to receive the HVAC Credit, as that term is defined in Section 2.5 of the Tenant Work Letter, in the sum of Fifty Six Thousand Six Hundred Sixty-Eight and 33/100 Dollars ($56,668.33) in lieu of the abatement of Base Rent for the fourth (4th) full calendar month of the Lease Term and;

6.7. Pursuant to Section 1.2.2 of the Work Letter, Landlord shall cause the Base Building to comply with the conditions set forth in Schedule 1 of the Tenant Work Letter ("Schedule 1"); provided, however, with respect to the Premises, in lieu of Section 4(o) of Schedule 1, Landlord shall perform the leveling work set forth in Exhibit B, attached hereto.

7. Modification of Expansion Space. Landlord and Tenant hereby acknowledge and agree that the Second Floor Premises is "Expansion Space 3," as set forth in Section 1.3. l(C) of the Office Lease. Therefore, all references to Expansion Space 3 in the Lease, including, without limitation, Section 1.3 of the Office Lease, are hereby deleted and of no further force or effect.

8. Subordination. Concurrently with the execution of this Second Amendment, Landlord, at Landlord's sole cost and expense, shall deliver to Tenant an SNDAA, as that term is defined in Article 18 of the Office Lease and in the form attached as Exhibit H of the Office Lease, with respect to the Second Floor Premises from any and all Superior Holders existing as of the date of this Second Amendment.

9. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than CBRE, Inc. and The CAC Group, Inc. (the "Brokers") and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 9 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

10. Parking. Tenant shall be entitled to rent one (1) unreserved parking pass in connection with Tenant's lease of the Second Floor Premises (the "Second Floor Premises Parking Pass"), which Tenant shall lease in accordance with the provisions of Section 29.32 of the Office Lease.

11. Letter of Credit. Landlord and Tenant hereby acknowledge and agree that Section 21.3 of the Office Lease is hereby amended and restated as follows:

"21.3.1 L-C Amount. On or before July 1, 2013, the L-C Amount shall be an amount equal to Four Million Nine Hundred Forty-Four Thousand Eight Hundred Ninety-Seven and 00/100 ($4,944,897.00).

21.3.2 Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease, the L-C Amount shall be reduced as follows:

Date of Reduction	L-C Amount*
Fifth (5th) anniversary of the Lease Commencement Date	$3,296,598.00
Sixth (6th) anniversary of the Lease Commencement Date	$1,648,299.00
*To the extent the L-C Amount has been increased pursuant to the terms of Section 1.3.4 of this Lease, above, the reduced L-C Amounts set forth in this table, above, shall be proportionally increased (based on the same ratio of the initial L-C Amount to the reduced L-C Amount set forth above) by the amount of the increase to the L-C Amount pursuant to Section 1.3.4.

Notwithstanding anything to the contrary set forth in this Section 21.3.2, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease, but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant."

11.1. Deletion. Landlord and Tenant hereby agree and acknowledge that Section 10 of the First Amendment is hereby deleted in its entirety and is of no further force or effect.

12. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the Second Floor Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"

STOCKBRIDGE 138 NEW MONTGOMERY	YELP INC.,

LLC, a Delaware limited liability company	a Delaware corporation

By: /s/ Kevin D. Cox	By: /s/ Rob Krolik

Name: Kevin D. Cox	Name: Rob Krolik

Title: Managing Director	Title: CFO

By:

Name:

Title:

EXHIBIT A

140 NEW MONTGOMERY STREET

OUTLINE OF SECOND FLOOR PREMISES

Note: The following is applicable to floor 2.

EXHIBIT A

EXHIBIT B

140 NEW MONTGOMERY STREET

LEVELING WORK

DEMOLITION PLAN - LANDLORD WORK

1
3.5
4.8
6.2
7.5
8.5
10
A
B
C
D
E
E.5
F
F.5
F.8
G
G.5
H
J
2
3
4
4.9
5
6
6.1
7
8
9
LEAVE AS IS - DEMO COMPLETE

FLOOR PLAN LEGEND

FLOOR LEVELING PLAN - LANDLORD WORK

1
3.5
4.8
6.3
7.8
8.5
10
A
B
C
D
E
E.1
F
F.5
F.6
G
G.5
H
J
2
4
4.5
5
6
6.1
7
8
9
SEE DETAIL 2 AT RIGHT
SEE DETAIL 2 AT RIGHT
SEE DETAIL 2 AT RIGHT

10
D
E
[redacted] MTL WINDOW ENCLOSURE
[redacted]
WINDOW BOX BELOW
[redacted] INFILL AT EXISTING SLAB BETWEEN WINDOWS
WITH GROUT OR MORTAR PRODUCT AS REQUIRED TO ALLOW FOR CARPET FINISH. CARPET FINISH OR LEFT EXPOSED AS TENANT WORK.
[redacted] SLAB INFILL AT EXISTING SLAB BETWEEN WINDOWS,
CONSISTENT WITH DESCRIPTION ABOVE

2 ENLARGED PLAN EXTERIOR WALL, TYP

NOTE: FLOOR LEVELING AT RESTROOM AND OLD STAIR C TO BE MORTAR BED. FLOOR LEVELING NEAR EXTERIOR WALLS TO BE GYPSUM BASED. SEE PLAN FOR LOCATION.

FLOOR PLAN LEGEND

PERKINS
+WILL

140 New Montgomery

Wilson
Meany

LEVEL 02 FLOOR LEVELING PLAN - LANDLORD FLOOR LEVELING

A-102.2

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE ("Third Amendment") is made and entered into as of the 22nd day of November, 2013, by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company ("Landlord"), and YELP INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated May 9, 2012 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated December 14, 2012 (the "First Amendment") and that certain Second Amendment to Office Lease dated May 30, 2013 (the "Second Amendment"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 122,776 rentable square feet of space (the "Initial Premises"), consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire 7th floor and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor and more commonly known as Suite 1100; (viii) 12,268 rentable square feet of space consisting of the entire 12 floor and more commonly known as Suite 1200; (ix) 12,268 rentable square feet of space consisting of the entire 4th floor and more commonly known as Suite 400; and (x) 12,364 rentable square feet of space consisting of the entire 2nd floor and more commonly known as Suite 200, of that certain office building located at 140 New Montgomery Street, San Francisco, California (the "Building"). The Office Lease, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease".

B. Tenant desires to expand the Initial Premises to include approximately 12,268 rentable square feet of space consisting of the entire 13th floor and more commonly known as Suite 1300 of the Building (the "Thirteenth Floor Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2. Modification of Premises. Effective as of the "Thirteenth Floor Premises Commencement Date," as that term is defined in Section 3, below, the Initial Premises shall be expanded to include the Thirteenth Floor Premises. As of the Thirteenth Floor Premises Commencement Date, the Thirteenth Floor Premises shall be deemed part of the Premises for all purposes under the Lease, as amended.

3. Lease Term. The term of Tenant's lease of the Thirteenth Floor Premises shall commence on October 1, 2014 (the "Thirteenth Floor Premises Commencement Date") and shall expire coterminously with Tenant's lease of the Initial Premises on the Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the Thirteenth Floor Commencement Date and ending on the Lease Expiration Date shall be known as the "Thirteenth Floor Premises Lease Term."

3.1. Delivery of Thirteenth Floor Premises. Landlord and Tenant hereby acknowledge and agree that Section 2.5 of the Office Lease shall not apply to the Thirteenth Floor Premises. Landlord shall deliver the Thirteenth Floor Premises, in its currently existing "as is" condition, to Tenant for construction of the Tenant Improvements pursuant to Section 6, below, on October 1, 2014. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the neither the Initial Premises nor the Thirteenth Floor Premises have undergone inspection by a Certified Access Specialist (CASp).

4. Base Rent. Tenant shall pay Base Rent for the Initial Premises in accordance with the Lease, and, as of the Thirteenth Floor Premises Commencement Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Thirteenth Floor Premises as follows:

Period During the			Approximate Annual
Thirteenth Floor		Monthly Installment	Rental Rate per
Premises Lease Term	Annual Base Rent	of Base Rent	Rentable Square Foot
October 1, 2014-
September 30, 2015	$754,482.00	$62,873.50	$61.50

October 1, 2015 -
September 30, 2016	$777,116.52	$64,759.71	$63.35

October 1, 2016 -
September 30, 2017	$800,430.00	$66,702.50	$65.25

October 1, 2017 -
September 30, 2018	$824,442.84	$68,703.57	$67.20

October 1, 2018 -
September 30, 2019	$849,176.16	$70,764.68	$69.22
October 1, 2019-
September 30, 2020	$874,651.44	$72,887.62	$71.30
October 1, 2020 -
September 30, 2021	$900,891.00	$75,074.25	$73.434

The Base Rent for the first full month of Tenant's lease of the Thirteenth Floor Premises during the Lease Term shall be paid at the time of Tenant's execution of this Third Amendment.

5. Tenant's Share of Building Direct Expenses. Notwithstanding anything to the contrary in the Lease, effective as of the Thirteenth Floor Premises Commencement Date, Tenant's Share with respect to the Thirteenth Floor Premises shall equal approximately four and fourteen hundredths percent (4.14%), and Tenant's share with respect to the entire Premises shall equal approximately forty-five and sixty-three hundredths percent (45.63%). Except as specifically set forth in this Section 5, Tenant shall pay Tenant's Share of Building Direct Expenses in connection with the Thirteenth Floor Premises pursuant to Article 4 of the Office Lease.

6. Thirteenth Floor Premises Improvements. Except as specifically set forth in this Third Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Thirteenth Floor Premises. Tenant shall cause the construction of the Tenant Improvements in the Thirteenth Floor Premises pursuant to the terms of the Tenant Work Letter; provided, however, in connection with this Third Amendment:

6.1. All references to the "Premises" in the Tenant Work Letter shall refer to the Thirteenth Floor Premises only and all references to the "Lease Commencement Date" shall refer to the "Thirteenth Floor Premises Commencement Date".

6.2. The Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter, with respect to the Thirteenth Floor Premises shall be an amount equal to Six Hundred Forty-Four Thousand Seventy and 00/100 Dollars ($644,070.00) (i.e., $52.50 per rentable square foot of the Thirteenth Floor Premises, multiplied by 12,268 rentable square feet).

6.3. Landlord and Tenant hereby acknowledge and agree that Section 1.2 of the Tenant Work Letter (Landlord Work; Delivery Condition) shall not be applicable to the Thirteenth Floor Premises. Landlord shall provide to Tenant an additional allowance of up to Two Hundred Forty-Five Thousand Three Hundred Sixty and 00/100 Dollars ($245,360.00) (i.e., $20.00 per rentable square foot of the Thirteenth Floor Premises, multiplied by 12,268 feet) for Tenant to cause, as part of the Tenant Improvements for the Thirteenth Floor Premises, the Base Building to comply with the conditions set forth on Schedule 1 to the Tenant Work Letter (the "Base Building Allowance"). The Base Building Allowance shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvements Allowance for the Thirteenth Floor Premises.

6.4. There shall be no Landlord Drawing Contribution, as that term is defined in Section 2.4 of the Tenant Work Letter, in connection with the Thirteenth Floor Premises.

6.5. There shall be no HVAC Credit, as that term is defined in Section 2.5 of the Tenant Work Letter, in connection with the Thirteenth Floor Premises.

6.6. The Coordination Fee, as that term is defined in Section 4.2.2.1 of the Tenant Work Letter, with respect to the Thirteenth Floor Premises shall be an amount equal to Six Thousand One Hundred Thirty-Four and 00/100 Dollars ($6,134.00) (i.e., an amount equal to $0.50 per rentable square foot of the Thirteenth Floor Premises).

6.7. Notwithstanding anything set forth in Section 4 of the Tenant Work Letter to the contrary, Tenant (as opposed to Landlord) shall retain the contractor to construct the Tenant Improvements in the Thirteenth Floor Premises. Landlord shall have no obligation to enforce the terms of the Contract with respect to the construction of the Tenant Improvements in the Thirteenth Floor Premises. Landlord shall disburse the Tenant Improvements Allowance and the Base Building Allowance in accordance with Landlord's standard disbursement process, which shall include the terms set forth in Exhibit B, attached hereto.

6.8. Contractor and all of Tenant's agents shall comply with the insurance requirements set forth in Exhibit C attached hereto.

7. Modification of Expansion Space. Landlord and Tenant hereby acknowledge and agree that the Thirteenth Floor Premises is "Expansion Space 1," as set forth in Section 6.1 of the First Amendment. Therefore, all references to Expansion Space 1 in the Lease, including, without limitation, Section 6.1 of the First Amendment, are hereby deleted and of no further force or effect.

8. Right of First Offer. Landlord hereby grants to the originally named Tenant herein ("Original Tenant") and any "Permitted Transferee," as that term is defined in Section 14.8 of the Office Lease, an ongoing right of first offer (the "Right of First Offer") with respect to any space becoming available for lease to third parties on the fourteenth (14th) , fifteenth (15th) or sixteenth (16th) floors of the Building (collectively, the "First Offer Space"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 8. Notwithstanding the foregoing, the Right of First Offer shall commence only following the expiration or earlier termination of the existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of the First Offer Space. In addition, Tenant's Right of First Offer shall be subordinate to all rights of other tenants of the Project, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including any expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the "Superior Right Holders"). If Tenant, following its receipt of a "First Offer Notice," as that term is defined in Section 8.1, below, fails to exercise its right to lease all or any portion of the First Offer Space, then Landlord shall have a right to enter into an interim lease (an "Interim Lease") with a third party with respect to such space (i.e., the space set forth in the First Offer Notice), and Tenant's right of first offer as set forth in this Section 8 shall be subordinate the all rights of the tenant under the Interim Lease and such tenant shall be deemed a Superior Right Holder.

8.1. Procedure for Offer. Landlord shall notify Tenant (a "First Offer Notice") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties. A First Offer Notice shall describe the space so offered to Tenant, the rentable square footage of the space so offered, the "First Offer Rent," as that term is defined in Section 8.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant and the anticipated "First Offer Commencement Date," as that term is defined in Section 8.5, below.

8.2. Procedure for Acceptance. If Tenant wishes to exercise the Right of First Offer with respect to the space described in a First Offer Notice, then within five (5) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's exercise of the Right of First Offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice ("First Offer Exercise Notice"); provided, however, that Tenant may deliver a First Offer Exercise Notice pursuant to which Tenant expressly rejects Landlord's determination of the "Market Rent," as that term is defined in Section 2.2.2 of the Office Lease, for the First Offer Space, in which event Landlord and Tenant shall, within five (5) business days after Landlord's receipt of Tenant's First Offer Exercise Notice, meet and discuss the Market Rent for the First Offer Space in an attempt to reach agreement as to the applicable First Offer Rent. If Landlord and Tenant do not reach agreement within such five (5) business day period, then the parties will determine Market Rent in accordance with Exhibit F of the Office Lease; provided, however, in connection with this Third Amendment:

8.2.1 All references to "this Lease" in Exhibit F shall refer to "this Third Amendment."

8.2.2 All references to "the commencement of the Option Term" and "the first day of the Option Term" in Exhibit F shall refer to "the First Offer Commencement Date," as that term is defined in Section 8.5, below.

8.2.3 All references to "the Premises" in Exhibit F shall refer to "the First Offer Space."

8.2.4 The phrase "and consisting of 40,000 rentable square feet of space or greater transactions" in Section 1 of Exhibit F shall be replaced with the phrase "and consisting of the same or greater square footage."

8.2.5 The phrase "during the Option Term" in Section 2 of Exhibit F shall be replaced with the phrase "in connection with the First Offer Space."

8.2.6 The phrase "an Option Term" in Section 3 of Exhibit F shall be replaced with "the First Offer Space."

8.2.7 The reference to "Option Space" in Section 3 of Exhibit F shall refer to the "First Offer Space."

8.2.8 All references to "the Option Term TI Allowance" in Exhibit F shall refer to "the First Offer Space TI Allowance."

8.2.9 The phrase "the Option Term" in Section 6 of Exhibit F shall be replaced with "the First Offer Space."

8.3. First Offer Rent. The "Rent," as that term is defined in Section 4.1 of the Office Lease, payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to the Market Rent, as applicable to the First Offer Space.

8.4. Construction In First Offer Space. Tenant shall accept the First Offer Space in the condition specified in the First Offer Notice. Any improvement allowance to be provided to Tenant will be described in the First Offer Notice and shall be determined as a component of Market Rent. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of the Office Lease.

8.5. Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the Lease (the "First Offer Amendment") for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section_R. The term of the Lease with respect to the First Offer Space shall commence upon the date of delivery of such First Offer Space to Tenant (the "First Offer Commencement Date") and terminate on the date set forth in the First Offer Notice therefor. The date upon which Tenant is obligated to commence paying Rent for such First offer Space will be as set forth in the First Offer Notice and shall be as determined as a component of Market Rent.

8.6. Termination of Right of First Offer. The rights contained in this Section 8 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by Original Tenant or any Permitted Transferee (and not by any other assignee, sublessee or "Transferee," as that term is defined in Section 14.l of this Lease, of Tenant's interest in the Office Lease) if Original Tenant occupies at least seventy-five percent (75%) of the Premises. Tenant shall not have the right to lease First Offer Space, as provided in this Section 8, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is in default under the Lease, as amended, beyond any applicable notice and cure period, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under the Lease, as amended, beyond any applicable notice and cure period, or Tenant has previously been in default under the Lease, as amended, beyond any applicable notice and cure period, during the immediately preceding twelve (12) month period.

9. Subordination. Concurrently with the execution of this Third Amendment, Landlord, at Landlord's sole cost and expense, shall deliver to Tenant an SNDAA, as that term is defined in Article 18 of the Office Lease and in the form attached as Exhibit H of the Office Lease, with respect to the Thirteenth Floor Premises from any and all Superior Holders existing as of the date of this Third Amendment.

10. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than CBRE, Inc. and The CAC Group, Inc. (the "Brokers") and that they know of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 10 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

11. Parking. Tenant shall be entitled to rent one (1) unreserved parking pass in connection with Tenant's lease of the Thirteenth Floor Premises (the "Thirteenth Floor Premises Parking Pass"), which Tenant shall lease in accordance with the provisions of Section 29.32 of the Office Lease.

12. Letter of Credit. Landlord and Tenant hereby acknowledge and agree that, in accordance with Section 21.3.3 of the Office Lease, Tenant has satisfied the conditions set forth therein, and, therefore, the L-C Amount has been reduced to Zero Dollars ($0.00) for the remainder of the initial Lease Term and any Option Term. In connection therewith, Landlord shall return the L-C to Tenant within thirty (30) days of the date of this Third Amendment.

13. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Thirteenth Floor Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"

STOCKBRIDGE 138 NEW MONTGOMERY	YELP INC.,
LLC, a Delaware limited liability company	a Delaware corporation

By: /s/ Stephen Pilch	By: /s/ Rob Krolik

Name: Stephen Pilch	Name: Rob Krolik

Title: Senior Vice President	Title: CFO

By:
Name:
Title:

EXHIBIT A

140 NEW MONTGOMERY STREET

OUTLINE OF THIRTEENTH FLOOR PREMISES

Note: The following is applicable to floor 13.

TENANT PREMISES

PERKINS
+WILL

140 New Montgomery

Wilson Meany Sullivan
140 New Montgomery St
San Francisco, CA 94105

Title

Level - 05
LVL 02 - 04 SIM
LVL 06 - 12 SIM

Sheet

A 01

EXHIBIT B

EXHIBIT B

LANDLORD'S STANDARD DISBURSEMENT PROCESS

During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows. All references herein to "Premises" shall refer to the Thirteenth Floor Premises.

1. Monthly Disbursements. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of the Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's agents for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2. Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

3. Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease. Removal of the Tenant Improvements upon the expiration or earlier termination of the Lease shall be in accordance with Section 2.1 of the Tenant Work Letter.

EXHIBIT B

EXHIBIT C

INSURANCE REQUIREMENTS

Stockbridge 138 New Montgomery, LLC - Owner
Wilson Meany L.P. - as Manager

Contractor Insurance Requirements for 140 New Montgomery Street, San Francisco, CA 94105

All Contractors working at the property, on behalf of the Owner, Property Manager, or Tenants, are required to provide evidence of insurance. Please ask your insurance agent to send us a certificate of insurance, showing the required coverage, and the additional insured endorsement, showing that we have been added to your policy.

Minimum Limits of Insurance - Contractor shall maintain limits no less than:
●	General Liability (to include contractual liability, personal injury protection and completed operations coverage).
●	$2,000,000 per occurrence for bodily injury and property damage.
●	$10,000,000 general aggregate.
Note--these limits can be obtained through a combination of general liability and excess liability insurance.
Property Insurance coverage for tools and equipment brought onto and/pr used on any Facility by the contractor in an amount equal to the replacement costs.
●	Workman's Compensation insurance conforming to the limits required in the state in which the work is performed.
●	For Tenant Improvement or Alteration Projects - Tenant to carry Builder's All Risk insurance covering the construction of the work in question.
●	Waiver of Subrogation.
●	Employer's Liability: $1,000,000 minimum per incident.
●	Automobile Liability: $1,000,000 per incident.

Additional Insured Endorsement
The insurance policy should be endorsed to show the following parties as additional insureds. You must provide the actual endorsement or the policy pages showing "Who is An Insured".

Stockbridge 138 New Montgomery LLC
Stockbridge Capital Group LLC
Wilson Meany LP
Wilson Meany Inc
BREF Series B LLC
Wells Fargo Bank N.A. Loan

Certificate Holder
Stockbridge 138 New Montgomery LLC
c/o Wilson Meany L.P.
Four Embarcadero Center, Suite 3330
San Francisco, CA 94111
Fax: 415-273-8634

NOTE: This form is intended to be used as a guide only. Should any conflicts arise between this document and any requirements in the contract (or contract addendum), the contract (or contract addendum) shall always prevail.

EXHIBIT C

FOURTH AMENDMENT TO OFFICE LEASE

This FOURTH AMENDMENT TO OFFICE LEASE ("Fourth Amendment") is made and entered into as of the 3 day of January 2014, by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company ("Landlord"), and YELP INC., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated May 9, 2012 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated December 14 , 2012 (the "First Amendment"), that certain Second Amendment to Office Lease dated May 30, 2013 (the "Second Amendment") and that certain Third Amendment to Office Lease dated November 22, 2013 (the "Third Amendment"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 135,044 rentable square feet of space (the "Initial Premises"), consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire 7th floor and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor and more commonly known as Suite 1100; (viii) 12,268 rentable square feet of space consisting of the entire 12th floor and more commonly known as Suite 1200; (ix) 12,268 rentable square feet of space consisting of the entire 4th floor and more commonly known as Suite 400; (x) 12,364 rentable square feet of space consisting of the entire 2nd floor and more commonly known as Suite 200; and (xi) 12,268 rentable square feet of space consisting of the entire 13th floor and more commonly known as Suite 1300, of that certain office building located at 140 New Montgomery Street, San Francisco, California (the "Building"). The Office Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the "Lease".

B. Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

2. Must Take Space. The Initial Premises shall be expanded to include the rentable square footage of the "Must-Take Space," as that term is defined in Section 2.1, below, as set forth in this Section 2. As of the "Must-Take Delivery Date," as that term is defined in Section 2.2, below, the Must-Take Space shall be deemed part of the Premises for all purposes under the Lease, as amended.

2.1. Description of the Must-Take Space. Landlord and Tenant hereby acknowledge and agree that, effective as of the date of this Fourth Amendment, "Expansion Space 2," as that term is defined in Section 1.3.1 of the Office Lease (i.e., 12,268 rentable square feet of space consisting of the entire third (3rd) floor of the Building), shall be the "Must-Take Space." Accordingly, the terms and conditions of this Section 2 shall govern the Must-Take Space, and Section 1.3 of the Office Lease shall not apply thereto, and Tenant shall have no rights with respect to the Expansion Space 2.

2.2. Delivery of the Must-Take Space. Tenant shall accept delivery of the Must-Take Space from Landlord, and Landlord shall deliver the Must-Take Space to Tenant, on October 1, 2015 (the "Must-Take Delivery Date").

2.3. Must-Take Space Rent.

2.3.1 Must-Take Space Base Rent. Tenant shall pay Base Rent for the Initial Premises in accordance with the Lease, and, as of the Must-Take Delivery Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Must-Take Space (the "Must-Take Space Base Rent") as follows:

			Approximate Annual
		Monthly Installment	Rental Rate per
Period During	Annual Must-Take	of Must-Take	Rentable Square Foot
Lease Term	Space Base Rent	Space Base Rent	of Must-Take Space
October 1, 2015 -
September 30, 2016	$650,817.36	$54,234.78	$53.05

October 1, 2016-
September 30, 2017	$670,341.96	$55,861.83	$54.64

October 1, 2017 -
September 30, 2018	$690,452.16	$57,537.68	$56.28

October 1, 2018-
September 30, 2019	$711,165.72	$59,263.81	$57.97

October 1, 2019-
September 30, 2020	$732,500.76	$61,041.73	$59.71

October 1, 2020 -
September 30, 2021	$754,475.76	$62,872.98	$61.50

2.3.2 Tenant's Share of Building Direct Expenses. Tenant shall also pay to Landlord Tenant's Share of Direct Expenses for the Must-Take Space pursuant to Article .1 of the Lease; provided that (a) Tenant's Share with respect to the Must-Take Space shall be four and fifteen hundredths percent (4.15%), and (b) the Base Year with respect to the Must-Take Space shall be calendar year 2015.

2.4. Construction in the Must-Take Space. Except as specifically set forth in this Fourth Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Must-Take Space. Tenant shall cause the construction of the tenant improvements in the Must-Take Space (the "Must-Take Improvements") pursuant to the terms of the Tenant Work Letter, attached to the Office Lease as Exhibit B (the "Tenant Work Letter"); provided, however, in connection with this Fourth Amendment:

2.4.1 All references to the "Premises" in the Tenant Work Letter shall refer to the Must-Take Space only and all references to the "Lease Commencement Date" shall refer to the "Must-Take Delivery Date".

2.4.2 The Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter, with respect to the Must-Take Space shall be an amount equal to Five Hundred Fifty-Two Thousand Sixty and 00/100 Dollars ($552,060.00) (i.e., Forty-Five and 00/100 Dollars ($45.00) per rentable square foot of the Must-Take Space, multiplied. by 12,268 rentable square feet).

2.4.3 Landlord and Tenant hereby acknowledge and agree that Section 1.2 of the Tenant Work Letter (Landlord Work; Delivery Condition) shall not be applicable to the Must-Take Space. Landlord shall provide to Tenant an additional allowance of up to Two Hundred Forty-Five Thousand Three Hundred Sixty and 00/100 Dollars ($245,360.00) (i.e., $20.00 per rentable square foot of the Must-Take Space, multiplied by 12,268 feet) for Tenant to cause, as part of the Must-Take Improvements, the Base Building to comply with the conditions set forth on Schedule 1 to the Tenant Work Letter (the "Base Building Allowance"). The Base Building Allowance shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvements Allowance for the Must-Take Space.

2.4.4 There shall be no Landlord Drawing Contribution, as that term is defined in Section 2.4 of the Tenant Work Letter, in connection with the Must-Take Space.

2.4.5 There shall be no HVAC Credit, as that term is defined in Section 2.5 of the Tenant Work Letter, in connection with the Must-Take Space.

2.4.6 The Coordination Fee, as that term is defined in Section 4.2.2.1 of the Tenant Work Letter, with respect to the Must-Take Space shall be an amount equal to Six Thousand One Hundred Thirty-Four and 00/100 Dollars ($6,134.00) (i.e., an amount equal to $0.50 per rentable square foot of the Must-Take Space).

2.4.7 Notwithstanding anything set forth in Section 4 of the Tenant Work Letter to the contrary, Tenant (as opposed to Landlord) shall retain the contractor to construct the Must-Take Improvements. Landlord shall have no obligation to enforce the terms of the Contract with respect to the construction of the Must-Take Improvements. Landlord shall disburse the Tenant Improvements Allowance for the Must-Take Space and the Base Building Allowance for the Must-Take Space in accordance with Landlord's standard disbursement process, which shall include the terms set forth in Exhibit A, attached hereto.

2.4.8 Contractor and all of Tenant's agents shall comply with the insurance requirements set forth in Exhibit B attached hereto.

2.5. Parking. Tenant hereby agrees and acknowledges that Tenant shall not be entitled to any additional parking passes in connection with its lease of the Must-Take Space.

2.6. Other Terms. Except as specifically set forth in this Section 2, all other terms of the Lease shall apply to the Must-Take Space as though the Must-Take Space was originally part of the Premises. Upon delivery of the Must-Take Space to Tenant as set forth herein, Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit C of the Office Lease as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof; provided, however, Tenant's failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein. The lease term of the Must-Take Space shall expire on the Lease Expiration Date.

3. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than CBRE, Inc. and The CAC Group, Inc. (the "Brokers") and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

4. No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"

STOCKBRIDGE 138 NEW MONTGOMERY	YELP INC.,
LLC, a Delaware limited liability company	a Delaware corporation

By: /s/ Stephen Pilch	By: /s/ Rob Krolik

Name: Stephen Pilch	Name: Rob Krolik

Title: Senior Vice President	Title: CFO

EXHIBIT A

LANDLORD'S STANDARD DISBURSEMENT PROCESS

During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows. All references herein to "Premises" shall refer to the Must-Take Space.

1. Monthly Disbursements. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of the Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's agents for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2. Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

3. Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease. Removal of the Tenant Improvements upon the expiration or earlier termination of the Lease shall be in accordance with Section 2.1 of the Tenant Work Letter.

EXHIBIT A

EXHIBIT B

INSURANCE REQUIREMENTS

Stockbridge 138 New Montgomery, LLC -Owner
Wilson Meany L.P. - as Manager

Contractor Insurance Requirements for 140 New Montgomery Street, San Francisco, CA 94105

All Contractors working at the property, on behalf of the Owner, Property Manager, or Tenants, are required to provide evidence of insurance. Please ask your insurance agent to send us a certificate of insurance, showing the required coverage, and the additional insured endorsement, showing that we have been added to your policy.

Minimum Limits of Insurance - Contractor shall maintain limits no less than:
●	General Liability (to include contractual liability, personal injury protection and completed operations coverage).
●	$2,000,000 per occurrence for bodily injury and property damage.
●	$10,000,000 general aggregate.
Note--these limits can be obtained through a combination of general liability and excess liability insurance.
Property Insurance coverage for tools and equipment brought onto and/pr used on any Facility by the contractor in an amount equal to the replacement costs.
●	Workman's Compensation insurance conforming to the limits required in the state in which the work is performed.
●	For Tenant Improvement or Alteration Projects - Tenant to carry Builder's All Risk insurance covering the construction of the work in question.
●	Waiver of Subrogation.
●	Employer's Liability: $1,000,000 minimum per incident.
●	Automobile Liability: $1,000,000 per incident.

Additional Insured Endorsement
The insurance policy should be endorsed to show the following parties as additional insureds. You must provide the actual endorsement or the policy pages showing "Who is An Insured".

Stockbridge 138 New Montgomery LLC
Stockbridge Capital Group LLC
Wilson Meany LP
Wilson Meany Inc
BREF Series B LLC
Wells Fargo Bank N.A. loan

Certificate Holder
Stockbridge 138 New Montgomery LLC
c/o Wilson Meany L.P.
Four Embarcadero Center, Suite 3330
San Francisco, CA 94111
Fax: 415-273-8634

NOTE: This form is intended to be used as a guide only. Should any conflicts arise between this document and any requirements in the contract (or contract addendum), the contract (or contract addendum) shall always prevail.

EXHIBIT B

AMENDED AND RESTATED FOURTH AMENDMENT TO OFFICE LEASE

This AMENDED AND RESTATED FOURTH AMENDMENT TO OFFICE LEASE ("Restated Fourth Amendment") is made and entered into as of the 4 day of June, 2014, by and between STOCKBRIDGE 138 NEW MONTGOMERY LLC, a Delaware limited liability company ("Landlord”) YELP INC., a Delaware corporation ("Tenant'').

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated May 9, 2012 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated December 14, 2012 (the "First Amendment"), that certain Second Amendment to Office Lease dated May 30, 2013 (the "Second Amendment'') and that certain Third Amendment to Office Lease dated November 22, 2013 (the "Third Amendment"), and that certain Fourth Amendment to Office Lease dated January 3, 2014 (the "Fourth Amendment"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 135,044 rentable square feet of space (the "Initial Premises"), consisting of (i) 12,268 rentable square feet of space consisting of the entire 5th floor and more commonly known as Suite 500; (ii) 12,268 rentable square feet of space consisting of the entire 6th floor and more commonly known as Suite 600; (iii) 12,268 rentable square feet of space consisting of the entire th floor and more commonly known as Suite 700; (iv) 12,268 rentable square feet of space consisting of the entire 8th floor and more commonly known as Suite 800; (v) 12,268 rentable square feet of space consisting of the entire 9th floor and more commonly known as Suite 900; (vi) 12,268 rentable square feet of space consisting of the entire 10th floor and more commonly known as Suite 1000; (vii) 12,268 rentable square feet of space consisting of the entire 11th floor and more commonly known as Suite 1100; (viii) 12,268 rentable square feet of space consisting of the entire 12th floor and more commonly known as Suite 1200; (ix) 12,268 rentable square feet of space consisting of the entire 4th floor and more commonly known as Suite 400; (x) 12,364 rentable square feet of space consisting of the entire 2nd floor and more commonly known as Suite 200; and (xi) 12,268 rentable square feet of space consisting of the entire 13th floor and more commonly known as Suite 1300, of that certain office building located at 140 New Montgomery Street, San Francisco, California (the "Building"). The Office Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the "Lease".

B. Pursuant to the Fourth Amendment, Landlord is obligated to deliver the entire third (3rd floor of the Building (i.e., the Must-Take Space) to Tenant as of October l, 2015.

C. Landlord and Tenant desire (i) amend and restate the Fourth Amendment to accelerate the delivery of the Must-Take Space to Tenant and (ii) further modify the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, the parties hereto hereby agree as follows:

l. Capitalized Terms. AU capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Restated Fourth Amendment.

2. Effect of Restated Fourth Amendment. Effective as of the date hereof, the Fourth Amendment is superseded in its entirety by this Restated Fourth Amendment and shall be of no further force or effect.

3. Must Take Space. The Initial Premises shall be expanded to include the rentable square footage of the "Must-Take Space," as that tennis defined in Section 3.1, below, as set forth in this Section 3. As of September 1, 2014 (the "Must-Take Commencement Date"), the Must-Take Space shall be deemed part of the Premises for all purposes under the Lease, as hereby amended.

3.1. Description of the Must-Take Space. Landlord and Tenant hereby acknowledge and agree that, effective as of the Must-Take Commencement Date, "Expansion Space 2," as that term is defined in Section 1.3.1 of the Office Lease (i.e., 12,268 rentable square feet of space consisting of the entire third (3rd) floor of the Building), shall be the "Must-Take Space." Accordingly, the terms and conditions of this Section 3 shall govern the Must-Take Space, and Section 1.3 of the Office Lease shall not apply thereto, and Tenant shall have no rights with respect to the Expansion Space 2.

3.2. Delivery of the Must-Take Space. Tenant shall accept delivery of the Must-Take Space from Landlord and Landlord shall deliver the Must-Take Space to Tenant, on June 1, 2014 (the "Must-Take Delivery Date").

3.3. Must-Take Space Rent.

3.3.1 Must-Take Space Base Rent. Tenant shall pay Base Rent for the Initial Premises in accordance with the Lease, and, as of the Must-Take Commencement Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Must-Take Space (the "Must-Take Space Base Rent") as follows:

			Approximate Annual
		Monthly Installment	Rental Rate per
Period During	Annual Must-Take	of Must-Take	Rentable Square Foot
Lease Term	Space Base Rent	Space Base Rent	of Must-Take Space
September 1, 2014
September 30, 2016*	$650,817.36	$54,234.78	$53.05
October 1, 2016 -
September 30, 2017	$670,341.96	$55,861.83	$54.64
October 1, 2017 -
September 30, 2018	$690,452.16	$57,537.68	$56.28
October 1, 2018 -
September 30, 2019	$711,165.72	$59,263.81	$57.97
October 1, 2019 -
September 30, 2020	$732,500.76	$61,041.73	$59.71
October 1, 2020 -
September 30, 2021	$754,475.76	$62,872.98	$61.50

* Subject to the terms set forth in Section 3.3. l. l below, the Base Rent attributable to the Must-Take Space for the period commencing on September 1, 2014 and continuing through and including December 31, 2014 shall be abated.

3.3.1.1 Must-Take Space Abated Base Rent. Notwithstanding the foregoing, or any contrary provision of the Lease, as hereby amended, and provided that Tenant is not then in default of the Lease, as hereby amended, then during the period commencing on September 1, 2014 and continuing through and including December 31, 2014 (the "Must-Take Space Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Must-Take Space during such Must-Take Space Rent Abatement Period (the "Must-Take Space Rent Abatement). Landlord and Tenant acknowledge that the aggregate amount of the Must-Take Space Rent Abatement equals Two Hundred Sixteen Thousand Nine Hundred Thirty Nine and 12/100 Dollars ($216,939.12). Tenant acknowledges and agrees that the foregoing Must-Take Space Rent Abatement has been granted to Tenant as additional consideration for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. If Tenant shall be in default under the Lease, as hereby amended, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, as hereby amended, or if the Lease is terminated for any reason other than Landlord's breach of the Lease, as hereby amended, then the dollar amount of the unapplied portion of the Must-Take Space Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

3.3.2 Tenant's Share of Building Direct Expenses. Tenant shall also pay to Landlord Tenant's Share of Direct Expenses for the Must-Take Space pursuant to Article 1 of the Lease; provided that (a) Tenant's Share with respect to the Must-Take Space shall be four and fifteen hundredths percent (4.15%), and (b) the Base Year with respect to the Must-Take Space shall be calendar year 2015.

3.4. Construction in the Must-Take Space. Except as specifically set forth in this Restated Fourth Amendment, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Must-Take Space. Tenant shall cause the construction of the tenant improvements in the Must-Take Space (the "Must-Take Improvement”) pursuant to the terms of the Tenant Work Letter, attached to the Office Lease as Exhibit B (the "Tenant Work Letter"); provided, however, in connection with this Restated Fourth Amendment:

3.4. l All references to the "Premises" in the Tenant Work Letter shall refer to the Must-Take Space only, the reference to the "Lease Commencement Date" in Section I.3 of the Tenant Work Letter shall refer to the "Must-Take Commencement Date," and all other references to the "Lease Commencement Date" in the Tenant Work Letter shall refer to the "Must-Take Delivery Date".

3.4.2 The Tenant Improvement Allowance, as that term is defined in Section 2.1 of the Tenant Work Letter, with respect to the Must-Take Space shall be an amount equal to Five Hundred Fifty-Two Thousand Sixty and 00/100 Dollars ($552,060.00) (i.e., Forty- Five and 00/100 Dollars ($45.00) per rentable square foot of the Must-Take Space, multiplied by 12,268 rentable square feet).

3.4.3 Landlord and Tenant hereby acknowledge and agree that Section 1.2 of the Tenant Work Letter (Landlord Work; Delivery Condition) shall not be applicable to the Must-Take Space. Landlord shall provide to Tenant an additional allowance of up to Two Hundred Forty-Five Thousand Three Hundred Sixty and 00/100 Dollars ($245,360.00) (i.e., $20.00 per rentable square foot of the Must-Take Space, multiplied by 12,268 feet) for Tenant to cause, as part of the Must-Take Improvements, the Base Building to comply with the conditions set forth on Schedule 1 to the Tenant Work Letter (the "Base Building Allowance"). The Base Building Allowance shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvements Allowance for the Must-Take Space.

3.4.4 There shall be no Landlord Drawing Contribution, as that term is defined in Section 2.4 of the Tenant Work Letter, in connection with the Must-Take Space.

3.4.5 There shall be no HVAC Credit, as that term is defined in Section 2.5 of the Tenant Work Letter, in connection with the Must-Take Space.

3.4.6 The Coordination Fee, as that term is defined in Section 4.2.2.1 of the Tenant Work Letter, with respect to the Must-Take Space shall be an amount equal to Six Thousand One Hundred Thirty-Four and 00/100 Dollars ($6,134.00) (i.e., an amount equal to $0.50 per rentable square foot of the Must-Take Space).

3.4.7 Notwithstanding anything set forth in Section 4 of the Tenant Work Letter to the contrary, Tenant (as opposed to Landlord) shall retain the contractor to construct the Must-Take Improvements. Landlord shall have no obligation to enforce the terms of the Contract with respect to the construction of the Must-Take Improvements. Landlord shall disburse the Tenant Improvements Allowance for the Must-Take Spa e and the Base Building Allowance for the Must-Take Space in accordance with Landlords standard disbursement process, which shall include the terms set forth in Exhibit A, attached hereto.

3.4.8 Contractor and all of Tenant's agents shall comply with the insurance requirements set forth in Exhibit B attached hereto.

3.5. Other Terms. Except as specifically set forth in this Section 3, all other terms of the Lease shall apply to the Must-Take Space as though the Must-Take Space was originally part of the Premises. The lease term of the Must-Take Space shall expire on the Lease Expiration Date.

4. No Further Modification. Except as set forth in this Restated Fourth Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, this Restated Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"
STOCKBRIDGE 138 NEW MONTGOMERY	YELP INC.
LLC, a Delaware limited liability company	a Delaware corporation
By: /s/ Stephen Pilch	By: /s/ Rob Krolik
Name: Stephen Pilch	Name: Rob Krolik
Title: Senior Vice President	Title: CFO